                                                                     EXHIBIT 4.1


                           PICCADILLY CAFETERIAS, INC.

                                       and

                           the Guarantors party hereto

                                   ----------

                              Series A and Series B

                          Senior Secured Notes due 2007

                                   ----------

                              Series A and Series B

                              Term B Notes due 2007

                                   ----------

                                    INDENTURE

                          Dated as of December 21, 2000

                                   ----------

                              THE BANK OF NEW YORK,

                                   as Trustee

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                Indenture Section
---------------                                              -----------------
310(a)(1)................................................................7.10
   (a)(2)................................................................7.10
   (a)(3)................................................................N.A.
   (a)(4)................................................................N.A.
   (a)(5)................................................................7.10
   (b)..............................................................7.8; 7.10
   (c)...................................................................N.A.
311(a)...................................................................7.11
   (b)...................................................................7.11
   (c)...................................................................N.A.
312(a)....................................................................2.5
   (b)...................................................................11.3
   (c)...................................................................11.3
313(a)....................................................................7.6
   (b)(1).................................................................7.6
   (b)(2).................................................................7.6
   (c)....................................................................7.6
   (d)....................................................................7.6
314(a)...............................................................4.3; 4.4
   (b)...................................................................10.2
   (c)(1)................................................................11.4
   (c)(2)................................................................11.4
   (c)(3)................................................................N.A.
   (d)...................................................................10.3
   (e)...................................................................11.5
   (f)...................................................................N.A.
315(a)..................................................................7.1(2)
   (b)....................................................................7.5
   (c)..................................................................7.1(1)
   (d)..................................................................7.1(3)
   (e)...................................................................6.11
316(a)(last sentence).....................................................2.9
   (a)(1)(A)..............................................................6.5
   (a)(1)(B)..............................................................6.4
   (a)(2)................................................................N.A.
   (b)....................................................................6.7
   (c)...................................................................2.12
317(a)(1).................................................................6.8
   (a)(2).................................................................6.9
   (b)....................................................................2.4
318(a)...................................................................11.1
   (b)...................................................................N.A.
   (c)...................................................................11.1
"N.A." means not applicable.
*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
                                                      ARTICLE 1
                                           DEFINITIONS AND INCORPORATION
                                                     BY REFERENCE
Section 1.1.      Definitions.....................................................................1
Section 1.2.      Other Definitions..............................................................15
Section 1.3.      Incorporation by Reference of Trust Indenture Act..............................16
Section 1.4.      Rules of Construction..........................................................16

                                                      ARTICLE 2
                                                      THE NOTES

Section 2.1.      Form and Dating................................................................17
Section 2.2.      Execution and Authentication...................................................17
Section 2.3.      Registrar, Paying Agent and Depository.........................................18
Section 2.4.      Paying Agent to Hold Money in Trust............................................19
Section 2.5.      Holder Lists...................................................................19
Section 2.6.      Transfer and Exchange..........................................................19
Section 2.7.      Replacement Notes..............................................................24
Section 2.8.      Outstanding Notes..............................................................24
Section 2.9.      Treasury Notes.................................................................24
Section 2.10.     Temporary Notes................................................................24
Section 2.11.     Cancellation...................................................................25
Section 2.12.     Defaulted Interest.............................................................25
Section 2.13.     Legends........................................................................25

                                                      ARTICLE 3
                                                     REDEMPTION

Section 3.1.      Notices to Trustee.............................................................26
Section 3.2.      Selection of Notes to Be Redeemed..............................................26
Section 3.3.      Notice of Redemption...........................................................27
Section 3.4.      Effect of Notice of Redemption.................................................28
Section 3.5.      Deposit of Redemption Price....................................................28
Section 3.6.      Notes Redeemed in Part.........................................................28
Section 3.7.      Optional Redemption............................................................28

                                                      ARTICLE 4
                                                      COVENANTS

Section 4.1.      Payment of Notes...............................................................29
Section 4.2.      Maintenance of Office or Agency................................................30
Section 4.3.      Reports........................................................................30
Section 4.4.      Compliance Certificate.........................................................31

Section 4.5.      Taxes..........................................................................32
Section 4.6.      Stay, Extension and Usury Laws.................................................32
Section 4.7.      Limitation on Restricted Payments..............................................32
Section 4.8.      Limitation on Restrictions on Subsidiary Dividends.............................34
Section 4.9.      Limitation on Incurrence of Indebtedness.......................................36
Section 4.10.     Limitation on Asset Sales......................................................38
Section 4.11.     Limitation on Transactions With Affiliates.....................................41
Section 4.12.     Limitation on Liens............................................................41
Section 4.13.     Corporate Existence............................................................42
Section 4.14.     Repurchase Upon a Change of Control............................................42
Section 4.15.     Maintenance of Properties......................................................44
Section 4.16.     Maintenance of Insurance.......................................................44
Section 4.17.     Restrictions on Sale and Issuance of Subsidiary Stock..........................44
Section 4.18.     Line of Business...............................................................44
Section 4.19.     Hedging Activities.............................................................44
Section 4.20.     Limitation on Impairment of Lien; Further Assurances...........................45
Section 4.21.     Additional Collateral..........................................................45
Section 4.22.     Limitations on Capital Expenditures............................................46
Section 4.23.     Excess Cash Flow Offer.........................................................46
Section 4.24.     Additional Excess Cash Flow Offer..............................................49
Section 4.25.     Fiscal Year End................................................................51

                                                     ARTICLE 5
                                                    SUCCESSORS

Section 5.1.      When the Company May Merge, etc................................................51
Section 5.2.      Successor Substituted..........................................................52

                                                     ARTICLE 6
                                               DEFAULTS AND REMEDIES

Section 6.1.      Events of Default..............................................................52
Section 6.2.      Acceleration...................................................................54
Section 6.3.      Other Remedies.................................................................55
Section 6.4.      Waiver of Past Defaults........................................................55
Section 6.5.      Control by Majority............................................................55
Section 6.6.      Limitation on Suits............................................................55
Section 6.7.      Rights of Holders to Receive Payment...........................................56
Section 6.8.      Collection Suit by Trustee.....................................................56
Section 6.9.      Trustee May File Proofs of Claim...............................................56
Section 6.10.     Priorities.....................................................................57
Section 6.11.     Undertaking for Costs..........................................................57

                                                      ARTICLE 7
                                                       TRUSTEE

Section 7.1.      Duties of Trustee...............................................................57
Section 7.2.      Rights of Trustee...............................................................58
Section 7.3.      Individual Rights of Trustee....................................................60
Section 7.4.      Trustee's Disclaimer............................................................60
Section 7.5.      Notice of Defaults..............................................................60
Section 7.6.      Reports by Trustee to Holders...................................................60
Section 7.7.      Compensation and Indemnity......................................................60
Section 7.8.      Replacement of Trustee..........................................................61
Section 7.9.      Successor Trustee by Merger, etc................................................62
Section 7.10.     Eligibility; Disqualification...................................................62
Section 7.11.     Preferential Collection of Claims Against Company...............................63

                                                      ARTICLE 8
                              SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

Section 8.1.      Discharge:  Option to Effect Legal Defeasance or Covenant Defeasance............63
Section 8.2.      Legal Defeasance and Discharge..................................................63
Section 8.3.      Covenant Defeasance.............................................................64
Section 8.4.      Conditions to Legal or Covenant Defeasance......................................64
Section 8.5.      Deposited Cash and U.S. Government Obligations to be Held in Trust; Other
                  Miscellaneous Provisions........................................................65
Section 8.6.      Repayment to the Company........................................................65
Section 8.7.      Reinstatement...................................................................66

                                                      ARTICLE 9
                                                     AMENDMENTS

Section 9.1.      Without Consent of Holders......................................................66
Section 9.2.      With Consent of Holders.........................................................67
Section 9.3.      Compliance with Trust Indenture Act.............................................69
Section 9.4.      Revocation and Effect of Consents...............................................69
Section 9.5.      Notation on or Exchange of Notes................................................69
Section 9.6.      Trustee to Sign Amendments, etc.................................................69

                                                     ARTICLE 10
                                        COLLATERAL AND SECURITY AND GUARANTY

Section 10.1.     Collateral Documents............................................................70
Section 10.2.     Opinions........................................................................71
Section 10.3.     Release and Substitution of Collateral..........................................71
Section 10.4.     [Intentionally Omitted.]........................................................71
Section 10.5.     [Intentionally Omitted.]........................................................71
Section 10.6.     Authorization of Actions to be Taken by the Trustee Under the Security
                  Documents.......................................................................71

Section 10.7.     Authorization of Receipt of Funds by the Trustee Under the Security Documents...71
Section 10.8.     Release Upon Termination of the Company's Obligations...........................72
Section 10.9.     Guaranty........................................................................72
Section 10.10.    Execution and Delivery of Guaranty..............................................73
Section 10.11.    Limitation on Guarantor's Liability.............................................74
Section 10.12.    Rights under the Guaranty.......................................................74
Section 10.13.    Primary Obligations.............................................................74
Section 10.14.    Guarantee by Subsidiary.........................................................75
Section 10.15.    Guarantors May Consolidate, Etc., on Certain Terms..............................75
Section 10.16.    Release of Guarantors...........................................................76

                                                     ARTICLE 11
                                                    MISCELLANEOUS

Section 11.1.     Trust Indenture Act Controls....................................................76
Section 11.2.     Notices.........................................................................76
Section 11.3.     Communication by Holders with Other Holders.....................................77
Section 11.4.     Certificate and Opinion as to Conditions Precedent..............................77
Section 11.5.     Statements Required in Certificate or Opinion...................................78
Section 11.6.     Rules by Trustee and Agents.....................................................78
Section 11.7.     Legal Holidays..................................................................78
Section 11.8.     No Recourse Against Others......................................................78
Section 11.9.     Governing Law...................................................................79
Section 11.10.    No Adverse Interpretation of Other Agreements...................................79
Section 11.11.    Successors......................................................................79
Section 11.12.    Severability....................................................................80
Section 11.13.    Counterpart Originals...........................................................80
Section 11.14.    Table of Contents, Headings, etc................................................80
Section 11.15.    Intercreditor Agreement.........................................................80

                                   SIGNATURES


EXHIBIT A-1         --FORM OF SENIOR SECURED NOTE...............................................A-1-1

EXHIBIT A-2         --FORM OF TERM B NOTE.......................................................A-2-1

EXHIBIT B           --CERTIFICATE OF TRANSFEROR...................................................B-1

EXHIBIT C           --FORM OF NOTATION OF GUARANTY................................................C-1

EXHIBIT D           --FORM OF SUPPLEMENTAL INDENTURE..............................................D-1

ANNEX A             --REGISTRATION RIGHTS AGREEMENT.................................................1

                  THIS INDENTURE, dated as of December 21, 2000, is among Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), the Guarantors party hereto and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                  The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of both series of the Company's Senior Secured Notes due 2007 and both series of the Company's Term B Notes due 2007, in each case, without preference of one such series over the other except as otherwise set forth herein:

                                   ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.1. Definitions.

                  "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary; provided, that Indebtedness of such other Person that is redeemed, defeased, retired or otherwise repaid at the time, or immediately upon consummation of the transaction by which such other Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary shall not be Acquired Debt.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise;
(ii) in the case of a corporation, beneficial ownership of 10% or more of any class of Capital Stock of such Person; and (iii) in the case of an individual
(A) members of such Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (B) trusts, any trustee or beneficiaries of which are such Person or members of such Person's immediate family. Notwithstanding the foregoing, neither the Initial Purchaser nor any of its Affiliates will be deemed to be Affiliates of the Company.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions), whether or not the foregoing constitutes an "Asset Sale", and includes any disposition resulting from a casualty event or the exercise of any right of condemnation or expropriation other than a disposition of inventory in the ordinary course of business.

                  "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a "disposition"), by the Company or any of its Restricted Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) in a single transaction or a series of transactions, provided, that such transaction or series of transactions (i) has a fair market value in excess of $1.0 million, or (ii) results in Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following transactions will be deemed not to be Asset Sales: (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of Section 4.10 hereof only, a disposition that constitutes a Restricted Payment permitted by Section 4.7 hereof, (v) the sale, lease, transfer or other disposition of all or substantially all the assets of the Company as permitted under Section 5.1 hereof, (vi) the grant of Liens permitted by Section 4.12 hereof and (vii) sales of obsolete or worn-out equipment; provided, that an exchange of assets transaction or series of related exchange of assets transactions (each an "Exchange Transaction") shall not be considered an "Asset Sale" if the assets received are related to the business of the Company or its Restricted Subsidiaries; provided, that (A) in the event an Exchange Transaction involves an aggregate value in excess of $1.0 million, the terms of such Exchange Transaction shall have been approved by a majority of the disinterested members of the Board of Directors, (B) in the event such Exchange Transaction involves an aggregate value in excess of $5.0 million, the Company shall have received a written opinion from a nationally recognized independent investment banking firm that the Company has received consideration equal to the fair market value of assets disposed of and (C) any assets to be received shall be comparable to those being exchanged as determined in good faith by the Board of Directors.

                  "Bankruptcy Law" means title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

                  "Board of Directors" means the board of directors or any duly constituted committee of any corporation or of a corporate general partner of a partnership and any similar body empowered to direct the affairs of any other entity.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, and (ii) with respect to any other Person, any and all partnership or other equity interests of such Person.

                  "Cash Equivalents" means (i) securities issued by the United States of America or any agency or instrumentality thereof, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and
(iii) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (i) and (ii) above and
(iv) repurchase obligations with Persons satisfying the criteria set forth in clause (ii) above.

                  "Change of Control" means (i) the transfer (in one transaction or a series of transactions) of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act), (ii) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more Existing Holders, of beneficial ownership, directly or indirectly, of more than 30% of the aggregate ordinary voting power of the total outstanding Voting Stock of the Company, or (iv) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company then still in office.

                  "Closing Date" means the date upon which the Series A Notes are first issued.

                  "Collateral" means any assets of the Company or any of its Restricted Subsidiaries defined as "Collateral" in any of the Security Documents and assets from time to time in which a Lien exists as security for any of the Obligations.

                  "Collateral Agent" means the administrative agent for the lenders specified as such in the New Credit Facility or such other person who is a successor in such capacity pursuant to Section 5.09 of the Intercreditor Agreement.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

                  "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

                  "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, President or Senior Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee.

                  "Consolidated EBITDA" means, with respect to any Person (the "referent Person") for any period, Consolidated Net Income of such Person and its subsidiaries for such period, determined in accordance with GAAP, plus (to the extent such amounts are deducted in calculating such Consolidated Net Income of such Person for such period, and without duplication) Consolidated Interest Expense, income tax expense, amortization, depreciation and any non-cash income or charges (including, without limitation, non-cash charges, amortization of goodwill, deferred financing fees and other intangibles, and losses or gains from discontinued operations and non-cash stock based compensation expense).

                  "Consolidated Interest Expense" means, with respect to any Person for any period, the consolidated interest expense (net of interest income) of such Person and its subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations but excluding amortization of deferred financing costs), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period, in each case to the extent attributable to such period and excluding items eliminated in consolidation.

                  "Consolidated Net Income" means, with respect to any Person (the "referent Person") for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Restricted Subsidiary or that is either an Unrestricted Subsidiary or accounted for by the equity method of accounting will be included in calculating the referent Person's Consolidated Net Income only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Subsidiary will be excluded to the extent that declarations of dividends or similar distributions by that Subsidiary of such Net Income are not at the time permitted, directly or indirectly, by operation of the terms of its organization documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its owners.

                  "Consolidated Net Worth" means, with respect to any Person, the total stockholders' equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' equity attributable to Disqualified Stock of such Person and its consolidated subsidiaries, and (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Closing Date, and (iii) all Investments in Persons that are not consolidated Restricted Subsidiaries.

                  "Continuing Directors" means (i) individuals who at the beginning of such period were directors of the Company and (ii) any director whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a majority of the Continuing Directors then still in office.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 11.2 or such other address as the Trustee may specify by notice to the Company.

                  "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

                  "Definitive Notes" means Notes that are in substantially the form of the Notes attached hereto as Exhibit A, that do not include the text referred to in footnotes 1 and 3 thereto and the additional schedule referred to in footnote 4 thereto.

                  "Depository" means the Person specified in Section 2.3 hereof as the Depository with respect to the Notes issuable in global form, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

                  "Disqualified Stock" means any Equity Interest that either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity; provided, however, that Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of this Indenture contained in Section 4.10 with respect to an Asset Sale and Section 4.14 with respect to a Change of Control.

                  "Dollars" means the lawful currency of the United States.

                  "DTC" means The Depository Trust Company.

                  "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Excess Cash Flow" means for any fiscal year, Consolidated EBITDA for the Company and its Restricted Subsidiaries for such year, minus each of the following: (i) Consolidated Interest Expense for the Company and its Restricted Subsidiaries for such year, (ii) income tax expense for such year, and (iii) all Capital Expenditures made during such year by the Company and its Restricted Subsidiaries.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" means an offer that may be made by the Company pursuant to a Registration Rights Agreement to exchange Series B Notes for Series A Notes.

                  "Existing Holders" shall mean the holders of the Common Stock of the Company on the Closing Date or any of their Affiliates and or holders of at least one-third of the aggregate principal amount of the Notes then outstanding.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the Commission, that are in effect on the date of this Indenture.

                  "Global Note" means a Note that contains the text referred to in footnotes 1 and 3 and the additional schedule referred to in footnote 4 in the form of the Note attached hereto as Exhibit A.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means (a) each domestic Restricted Subsidiary of the Company that executes a notation of Guaranty in accordance with Section
10.13 hereof and (b) the respective successors and assigns of such Restricted Subsidiaries, as required under Article 10 hereof, in each case until such time as any such Restricted Subsidiary shall be released and relieved of its obligations pursuant to Section 10.15 hereof.

                  "Holder" means a Person in whose name a Note is registered.

                  "Indebtedness" of any Person means (without duplication) (1) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than liabilities incurred in the ordinary course of business which are not more than 90 days past due),
(iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) as lessee in respect of Capitalized Lease Obligations, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Stock, or (viii) in respect of Hedging Obligations, (2) all liabilities and obligations of others of the type described in clause (1), above, that are Guaranteed by such Person, and (3) all liabilities and obligations of others of the type described in clause (1), above, that are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness in full) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Purchaser" means Jefferies & Company, Inc.

                  "Intercreditor Agreement" means the intercreditor agreement among Hibernia National Bank as agent to the lenders under the New Credit Facility and the Term Loan Credit Facility and as Collateral Agent, the Trustee, the Collateral Agent and certain other parties thereto, dated the Closing Date as the same may be amended, supplemented or modified from time to time.

                  "Interest Coverage Ratio" means, for any period, the ratio of
(i) Consolidated EBITDA of the Company for such period less Capital Expenditures made by the Company and its Restricted Subsidiaries during such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation is being made, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Disposition during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold and by reducing Consolidated Interest Expense by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness assumed by third parties or repaid with the proceeds of such Asset Sale, in each case as if the same had occurred at the beginning of the applicable period. For purposes of calculating both Consolidated EBITDA and Consolidated Interest Expense, acquisitions that have been made by the Company or any of its Restricted Subsidiaries subsequent to the commencement of such period but on or prior to the date on which the event for which the calculation is being made shall be given effect on a pro forma basis, assuming that all such acquisitions had occurred on the first day of such period. Without limiting the foregoing, the financial information of the Company with respect to any portion of such four fiscal quarters that falls before the Closing Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such four fiscal quarters.

                  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, Guarantees, advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

                  "Leverage Ratio" means, as of any date of determination, the ratio of (i) all Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries outstanding on such date (and including without duplication all Indebtedness or Disqualified Stock, if any, being incurred on such date) to (ii) (A) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date of determination (determined on a pro forma basis, including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been acquired or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, (B) minus all Capital Expenditures of the Company and its Restricted Subsidiaries during such four-quarter period. In calculating the Leverage Ratio for any period, pro forma effect shall be given to: (a) the incurrence, assumption, Guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Subsidiaries of any Indebtedness or Disqualified Stock subsequent to the commencement of the period for which the Leverage Ratio is being calculated but on or prior to the date on which the event for which the calculation is being made, as if the same had occurred at the beginning of the applicable period; and (b) the occurrence of any Asset Disposition during such period by reducing Consolidated EBITDA for such period by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets sold, in each case as if the same had occurred at the beginning of the applicable period. For purposes of calculating Consolidated EBITDA, acquisitions that have been made be the Company or any of its Restricted Subsidiaries subsequent to the commencement of such period but on or prior to the date on which the event for which the calculation is being made shall be given effect on a pro forma basis, assuming that all such acquisitions had occurred on the first day of such period. Without limiting the foregoing, the financial information of the company with respect to any portion of such four fiscal quarters that falls before the Closing Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if such transactions had occurred at the beginning of such four fiscal quarters.

                  "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Material Subsidiary" means any Subsidiary (a) that is a "Significant Subsidiary" of the Company as defined in Rule 1-02 of Regulation S-X promulgated by the Commission or (b) is otherwise material to the business of the Company.

                  "Mortgages" means those certain first priority mortgages and deeds of trust, each with assignments of leases and rents and including fixture filings, dated as of various dates prior to the Closing Date, as, in each case, amended as of the Closing Date, made by the Company and the Guarantors in favor of the Collateral Agent to secure the Notes and the obligations of the Company under the New Credit Facility and the Term Loan Credit Facility.

                  "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, excluding any gain

(or loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sales, and excluding any extraordinary gain (or loss), together with any related provision for taxes on such gain (but not loss).

                  "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale or Asset Disposition (including payments in respect of deferred payment obligations when received), net of (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale or Asset Disposition (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company, (ii) taxes actually payable directly as a result of such Asset Sale or Asset Disposition (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the permanent repayment of Indebtedness in connection with such Asset Sale or Asset Disposition, and
(iv) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, or any amount while placed in escrow, against any liabilities associated with such Asset Sale or Asset Disposition and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale or Asset Disposition, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations arising from such Asset Sale or Asset Disposition.

                  "New Credit Facility" means the Amended and Restated Credit Agreement, entered into on the Closing Date between the Company, the lenders named therein and the agent for such lenders as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time, including
(i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time; and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with such amendment, modification, renewal, refunding, replacement or refinancing in an aggregate amount not to exceed $25 million.

                  "Notes" means, collectively, the Senior Secured Notes and the Term B Notes, in each case, as authenticated and issued under this Indenture.

                  "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other obligations and liabilities of the Company or any of the Guarantors under this Indenture, the Security Documents, the Notes or the Guarantees of the Notes.

                  "Offering Circular" means the Company's Offering Circular dated December 12, 2000.

                  "Officers" means the Chairman of the Board, the President, the Chief Financial Officer, Chief Operating Officer, the Treasurer, any Assistant Treasurer, Controller, Secretary, any Assistant Secretary or any Vice President of the Company.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company.

                  "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Permitted Affiliate Transactions" means (i) employment agreements, stock options or other incentive plans existing on the Closing Date or thereafter entered into by the Company or any Restricted Subsidiary in the ordinary course of business with the approval of a majority of the disinterested members of the Company's Board of Directors; (ii) transactions between or among the Company and/or its Wholly Owned Subsidiaries; or (iii) reasonable and customary fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary as determined in good faith by a majority of the disinterested directors of the Company's Board of Directors.

                  "Permitted Investments" means (i) Investments in the Company, any Guarantor or any Wholly Owned Subsidiary (including without limitation, Guarantees of Indebtedness of any such Person), (ii) Investments in Cash Equivalents, (iii) Investments in a Person, if as a result of such Investment
(a) such Person becomes a Wholly Owned Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; provided, that such merger, consolidation or amalgamation is otherwise permitted by this Indenture pursuant to Section 5.1 or 10.14, as the case may be, (iv) Hedging Obligations, (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (vi) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10 of this Indenture, (vii) Investments existing on the Closing Date, (viii) accounts receivable owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (ix) payroll, travel and similar advances in the ordinary course of business, (x) loans or advances to employees made in the ordinary course of business; and (xi) Guarantees permitted to be made pursuant to Section 4.9.

                  "Permitted Liens" means (i) Liens in favor of the Company and/or its Restricted Subsidiaries other than with respect to intercompany Indebtedness, (ii) Liens on property of a Person existing at the time such Person is acquired by, merged into or consolidated with the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iii) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary, provided, that such Liens were not created in contemplation of such acquisition and do not extend to assets other than those subject to such Liens immediately prior to such acquisition, (iv) Liens incurred in the ordinary course of business in respect of Hedging Obligations, provided, that the aggregate amount of Hedging Obligations which may be secured shall not exceed $1.0 million, (v) Liens incurred in the ordinary course of business to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations (exclusive of obligations constituting Indebtedness) of a like nature including, without limitation, cash retainages, (vi) Liens existing or created on the date of this Indenture, (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested or remedied in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as may be required in conformity with GAAP has been made therefor, (viii) Liens arising by reason of any judgment, decree or order of any court with respect to which the Company or any of its Restricted Subsidiaries is then in good faith prosecuting an appeal or other proceedings for review, the existence of which judgment, order or decree is not an Event of Default under this Indenture, (ix) encumbrances consisting of zoning restrictions, survey exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of the Company or any of its Restricted Subsidiaries, rights or restrictions of record on the use of real property, minor defects in title, landlord's and lessor's liens under leases on property located on the premises rented, mechanics' liens, warehouseman's liens, supplier's liens, repairman's liens, vendors' liens, contractor's liens and similar encumbrances, rights or restrictions on personal or real property, in each case not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries, (x) Liens incidental to the conduct of business or the ownership of properties incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, bids, and government contracts and leases and subleases,
(xi) Purchase Money Liens or an operating lease permitted to be incurred under this Indenture; provided, that such Liens do not extend to any other property or asset of the Company or a Restricted Subsidiary, (xii) any extension, renewal, or replacement (or successive extensions, renewals or replacements), in whole or in part, of Liens described in clauses (i) through (xi) above, and (xiii) Liens in addition to the foregoing, which in the aggregate, are secured by assets with a fair market value not in excess of $100,000 at any time.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

                  "Pledge and Securities Account Agreement" means the Pledge and Securities Account Agreement, dated as of the Closing Date, among the Company, the Collateral Agent, as securities entitlement holder, and Hibernia National Bank, as securities intermediary, as the same may be amended, modified or replaced from time to time.

                  "Purchase Money Liens" means Liens to secure or securing Purchase Money Obligations permitted to be incurred under this Indenture, provided, that such Liens extend only to the properties or assets the purchase, lease or improvement of which was financed with Purchase Money Obligations secured thereby (other than associated accounts, contracts and insurance proceeds).

                  "Purchase Money Obligations" means Indebtedness (including Capital Lease Obligations) incurred to finance the purchase, lease or improvement of property (real or personal), equipment or other assets.

                  "QIB" shall mean "qualified institutional buyer" as defined in Rule 144A.

                  "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

                  "Qualified Equity Offering" means (i) an underwritten primary public offering of Qualified Capital Stock of the Company pursuant to an effective registration statement under the Securities Act or (ii) a private offering of Qualified Capital Stock other than issuances of common stock pursuant to employee benefit plans or as compensation to employees.

                  "Registration Rights Agreement" means (a) the Registration Rights Agreement, dated as of the Closing Date, by the Company and the Initial Purchaser relating to the Original Senior Secured Notes and the Original Term B Notes, a copy of which is attached hereto as Annex A, and (b) any similar agreement that the Company and the Guarantors may enter into in relation to any other Series A Notes, in each case as such agreement may be amended, modified or supplemented from time to time.

                  "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Securities" means Notes that bear or are required to bear the legends set forth in Exhibits A-1 and A-2 hereto.

                  "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

                  "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or under any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreements" means each and every security agreement, now or hereafter given by the Company or any Guarantor in favor of the Collateral Agent or the Trustee to secure the Obligations, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Security Documents" means, collectively, the Mortgages, the Security Agreements, the Pledge and Securities Account Agreement, the Intercreditor Agreement, and any other document, instrument or agreement executed or delivered by the Company or any Guarantor from time to time pursuant to which the Company or any such Guarantor shall grant a Lien on any of their respective properties, assets or revenues to secure payment of the Obligations hereunder and under the Notes or relating to intercreditor matters.

                  "Senior Secured Notes" means the Company's Series A and Series B Senior Secured Notes due 2007, as authenticated and issued under this Indenture.

                  "Series A Notes" means the Series A Senior Secured Notes and the Series A Term B Notes, as authenticated and issued under this Indenture.

                  "Series A Senior Secured Notes" means the Company's Series A Senior Secured Notes due 2007, as authenticated and issued under this Indenture.

                  "Series A Term B Notes" means the Company's Series A Term B Notes due 2007, as authenticated and issued under this Indenture.

                  "Series B Notes" means the Series B Senior Secured Notes and the Series B Term B Notes, as authenticated and issued under this Indenture.

                  "Series B Senior Secured Notes" means the Company's Series B Senior Secured Notes due 2007, as authenticated and issued under this Indenture.

                  "Series B Term B Notes" means the Company's Series B Term B Notes due 2007, as authenticated and issued under this Indenture.

                  "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.

                  "Subsidiary" means any subsidiary of the Company.

                  "Term B Notes" means the Company's Series A and Series B Term B Notes due 2007, as authenticated and issued under this Indenture.

                  "Term Loan Credit Facility" means the Term Loan Credit Agreement, entered into on the Closing Date between the Company, the lenders named therein and the agent for such lenders as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date hereof until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

                  "transfer" means any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (or series of related sales, leases, transfers or dispositions) (including, without limitation, by way of merger or consolidation).

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

                  "Unrestricted Subsidiary" means any Subsidiary that has been designated by the Company (by written notice to the Trustee as provided below) as an Unrestricted Subsidiary; provided, that a Subsidiary may not be designated as an "Unrestricted Subsidiary" unless (i) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary (other than such Subsidiary), (ii) neither immediately prior thereto nor after giving pro forma effect to such designation, would there exist a Default or Event of Default, (iii) immediately after giving effect to such designation on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to Section 4.9(a) of this Indenture and (iv) the creditors of such Subsidiary have no direct or indirect recourse (including, without limitation, recourse with respect to the payment of principal or interest on Indebtedness of such Subsidiary) to the assets of the Company or of a Restricted Subsidiary (other than such Subsidiary). The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if
(a) no Default or Event of Default is existing or will occur as a consequence thereof and (b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of Indebtedness pursuant to
Section 4.9(a) of this Indenture. Each such designation shall be evidenced by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. The Company shall be deemed to make an Investment in each Subsidiary designated as an "Unrestricted Subsidiary" immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation; provided, that if such Subsidiary is subsequently redesignated as a Restricted Subsidiary, the amount of such Investment shall be deemed to be reduced (but not below zero) by the fair market value of the net consolidated assets of such Subsidiary on the date of such redesignation.

                  "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United States of America is pledged.

                  "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency), (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary to the extent (a) all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned directly or indirectly by the Company or (b) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizen of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interests in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Restricted Subsidiary.

Section 1.2. Other Definitions.


        Term                                                               Defined in Section
        ----                                                               ------------------
        "Additional Excess Cash Flow"...................................  4.24
        "Additional Excess Cash Flow Offer".............................  4.24
        "Additional Excess Cash Flow Offer Period"......................  4.24
        "Additional Excess Cash Flow Payment Date"......................  4.24
        "Affiliate Transaction".........................................  4.11
        "Capital Expenditures"..........................................  4.7(a)
        "Change of Control Offer".......................................  4.14
        "Change of Control Payment".....................................  4.14
        "Change of Control Payment Date"................................  4.14
        "Definitive Notes"..............................................  2.1
        "Event of Default"..............................................  6.1
        "Excess Cash Flow Offer"........................................  4.23
        "Excess Cash Flow Offer Period".................................  4.23
        "Excess Cash Flow Payment Date".................................  4.23
        "Excess Proceeds"...............................................  4.10
        "Excess Proceeds Offer".........................................  4.10
        "Excess Proceeds Payment Date"..................................  4.10
        "Global Note"...................................................  2.1
        "Guaranty"......................................................  10.7
        "Hedging Obligations"...........................................  4.9(b)
        "Original Senior Secured Notes".................................  2.2
        "Original Term B Notes".........................................  2.2
        "Paying Agent"..................................................  2.3
        "Purchase Money Indebtedness"...................................  4.9(b)
        "Purchase Amount"...............................................  4.10
        "Refinance".....................................................  4.9(b)
        "Refinancing Indebtedness"......................................  4.9(b)
        "Registrar".....................................................  2.3
        "Resale Restriction Termination Date"...........................  Exhibits A-1 and A-2
        "Restricted Payments"...........................................  4.7

Section 1.3. Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes,

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Notes means the Company, the Guarantors and any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4. Rules of Construction.

                  Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular;

         (5) provisions apply to successive events and transactions;

         (6) the term "merger" includes an amalgamation, a compulsory share exchange, a conversion of a corporation into another business entity and any other transaction having effects substantially similar to a merger under the General Corporation Law of the State of Delaware; and

         (7) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                    ARTICLE 2
                                    THE NOTES

Section 2.1. Form and Dating.

                  The Senior Secured Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Term B Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-2 attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Note shall be dated the date of its authentication. The Notes shall be issued in denominations of $1,000 and integral multiples thereof.

                  The Series A Senior Secured Notes and Series B Senior Secured Notes, and the Series A Term B Notes and Series B Term B Notes, each shall be considered collectively to be a single issue for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

                  The Notes will be issued (i) initially in the form of one or more Global Notes for each issue and (ii) in the circumstances specified in
Section 2.6(e) hereof in the form of Definitive Notes. Each Global Note shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon; provided, that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2. Execution and Authentication.

                  One Officer shall sign the Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of an authorized signatory of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  The Trustee shall authenticate (i) the Series A Senior Secured Notes for original issue on the Closing Date in the aggregate principal amount of $71,000,000 (the "Original Senior Secured Notes"), (ii) additional Series A Senior Secured Notes for original issue from time to time after the Closing Date in such principal amounts as may be set forth in a Company Order described in this sentence, (iii) the Series B Senior Secured Notes from time to time for issue only in exchange for a like principal amount of Series A Senior Secured Notes, and (iv) up to an additional $4,500,000 aggregate principal amount of Series A Senior Secured Notes or Series B Senior Secured Notes, as the case may be, for original issue from time to time after the Closing Date, upon the exercise by the Holders of the Term B Notes issued under this Indenture of their exchange rights in accordance with paragraph 7 of the Term B Notes, in each case upon delivery to the Trustee of a Company Order, which order shall specify (a) the amount of Senior Secured Notes to be authenticated and the date of original issue thereof, (b) whether the Senior Secured Notes are Series A Senior Secured Notes or Series B Senior Secured Notes, and (c) the amount of Senior Secured Notes to be issued in global form or definitive form. The aggregate principal amount of Senior Secured Notes outstanding at any time may not exceed $71,000,000 plus such additional principal amounts as may be issued and authenticated pursuant to clauses (ii) and (iv) of this paragraph, except as provided in Section 2.7 hereof.

                  The Trustee shall authenticate (i) the Series A Term B Notes for original issue on the Closing Date in the aggregate principal amount of $4,500,000 (the "Original Term B Notes"), (ii) additional Series A Term B Notes for original issue from time to time after the Closing Date in such principal amounts as may be set forth in a Company Order described in this sentence and
(iii) the Series B Term B Notes from time to time for issue only in exchange for a like principal amount of Series A Term B Notes, in each case upon delivery to the Trustee of a Company Order, which order shall specify (a) the amount of Term B Notes to be authenticated and the date of original issue thereof, (b) whether the Term B Notes are Series A Term B Notes or Series B Term B Notes, and (c) the amount of Term B Notes to be issued in global form or definitive form. The aggregate principal amount of Term B Notes outstanding at any time may not exceed $4,500,000 plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph, except as provided in
Section 2.7 hereof.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authenticating by the Trustee includes authenticating by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to the provisions of this Indenture and the Notes with respect to record dates) interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.3. Registrar, Paying Agent and Depository.

                  The Company shall maintain in The City of New York (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Company initially appoints the Trustee as Registrar and Paying Agent. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar, except that for purposes of Articles Three and Eight and Sections 4.1, 4.10, 4.14, 4.23 and 4.24 neither the Company nor any of its Subsidiaries shall act as Paying Agent.

                  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent.

                  The Company initially appoints DTC to act as Depository with respect to the Global Notes. The Trustee shall act as custodian for the Depository with respect to the Global Notes.

Section 2.4. Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money delivered to the Trustee. If the Company or a Subsidiary of the Company acts as Paying Agent (subject to Section 2.3), it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

Section 2.5. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount thereof, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6. Transfer and Exchange.

                  (a) Transfer and Exchange of Definitive Notes. When Definitive Notes are presented by a Holder to the Registrar with a request (1) to register the transfer of the Definitive Notes or (2) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of the same issue and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, that the Definitive Notes so presented (A) have been duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and (B) in the case of a Restricted Security, such request shall be accompanied by the following additional documents:

                           (i) if such Restricted Security is being (1) delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or (2) transferred to the Company, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (ii) if such Restricted Security is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (iii) if such Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto), an opinion of counsel reasonably acceptable to the Company and the Registrar to the effect that such transfer is in compliance with the Securities Act and, if so indicated in such Exhibit B, a written certification from the transferee to the effect set forth in such Exhibit B.

                  (b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Global Note of the same issue only upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with (A) written instructions from the entity surrendering such Definitive Note directing the Trustee to make an endorsement on the appropriate Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, and (B) if such Definitive Note is a Restricted Security, the following additional documents:

                           (i) if such Definitive Note is being (1) exchanged for a beneficial interest in a Global Note, without change of beneficial ownership, or (2) transferred to the Company, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (ii) if such Definitive Note is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (iii) if such Definitive Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto) and an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and, if so indicated in such Exhibit B, a written certification from the transferee to the effect set forth in such Exhibit B.

in which case the Trustee shall cancel such Definitive Note and cause the aggregate principal amount of Notes represented by the appropriate Global Note to be increased accordingly. If no

Global Note is then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Note in the appropriate principal amount.

                  (c) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository in accordance with this Indenture and the procedures of the Depository therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Global Note for a Definitive Note. Upon receipt by the Trustee of written transfer instructions (or such other form of instructions as is customary for the Depository) from the Depository (or its nominee) on behalf of any Person having a beneficial interest in a Global Note, the Trustee shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of the appropriate Global Note to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and make available for delivery to the transferee a Definitive Note in the appropriate principal amount; provided, that in the case of a Restricted Security, such instructions shall be accompanied by the following additional documents:

                           (i) if such beneficial interest is being (1) transferred to the Person designated by the Depository as being the beneficial owner, or (2) transferred to the Company, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto); or

                           (iii) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B attached hereto), an opinion of counsel reasonably acceptable to the Company and to the Registrar to the effect that such transfer is in compliance with the Securities Act and, if so indicated on such Exhibit B, a written certification from the transferee to the effect set forth in such Exhibit B.

                  Definitive Notes issued in exchange for a beneficial interest in a Global Note of the same issue shall be registered in such names and in such authorized denominations as the Depository shall instruct the Trustee.

                  (e) Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture, the Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository; provided, that if:

                           (i) the Company notifies the Trustee that the Depository is unwilling or unable to continue as Depository or if the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor Depository is not appointed by the Company within 90 days after delivery of such notice or cessation;

                           (ii) during the occurrence and continuance of an Event of Default, the Depository notifies the Trustee in accordance with its applicable procedures that it elects to cause the issuance of Definitive Notes under this Indenture; or

                           (iii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture,

then the Company shall execute and the Trustee shall authenticate and make available for delivery, Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Global Note of the same issue in exchange for such Global Note in the names and in such authorized dominations as the Depository shall direct the Trustee and such Notes shall be made available for delivery to the Persons designated by the Depository.

                  (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes of the same issue, redeemed, repurchased or cancelled, the Global Note shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes of the same issue, redeemed, repurchased or cancelled, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

                  (g) General Provisions Relating to Transfers and Exchanges. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's request. All Definitive Notes and Global Notes issued upon any registration of transfer or exchange of Definitive Notes or Global Notes shall be legal, valid and binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Definitive Notes or Global Notes surrendered upon such registration of transfer or exchange.

                  No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange (without transfer to another Person) pursuant to Sections 2.10, 3.7, 4.10, 4.14, 4.23, 4.24 and 9.5 of this Indenture or paragraph 7 of the Term B Notes).

                  The Company shall not be required to (i) issue, register the transfer of or exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.2 hereof and ending at the close of business on the day of selection; or (ii) register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                  (h) Exchange of Series A Notes for Series B Notes. Series A Notes of each issue may be exchanged for Series B Notes of such issue pursuant to the terms of an Exchange Offer. The Trustee and Registrar shall make the exchange as follows:

                  The Company shall present the Trustee with an Officers' Certificate certifying the following:

                           (1) upon issuance of the Series B Notes of the applicable issue, the transactions contemplated by the applicable Exchange Offer have been consummated; and

                           (2) the principal amount of Series A Notes of the applicable issue properly tendered in the applicable Exchange Offer that are represented by a Global Note and the principal amount of Series A Notes of the applicable issue properly tendered in the applicable Exchange Offer that are represented by Definitive Notes, the name of each Holder of such Definitive Notes, the principal amount at maturity properly tendered in the applicable Exchange Offer by each such Holder and the name and address to which Definitive Notes for Series B Notes of the applicable issue shall be registered and sent for each such Holder.

                  The Trustee, upon receipt of (i) such Officers' Certificate,
(ii) an Opinion of Counsel to the effect that the Series B Notes of the applicable issue have been registered under Section 5 of the Securities Act and this Indenture has been qualified under the TIA and (iii) the Company Order referred to in Section 2.2 hereof, shall authenticate (A) a Global Note for Series B Notes of such issue in a principal amount equal to the aggregate principal amount of all Series A Notes of such issue represented by a Global
Note indicated in such Officers' Certificate as having been properly tendered and (B) Definitive Notes representing Series B Notes of the applicable issue registered in the names, and in the principal amounts, indicated in such Officers' Certificate.

                  If the principal amount of the Global Note for the Series B Notes of either issue is less than the aggregate principal amount of the Series A Notes of such issue represented by a Global Note , the Trustee shall make an endorsement on such Global Note for Series A Notes of such issue indicating a reduction in the principal amount represented thereby.

                  The Trustee shall deliver such Definitive Notes for Series B Notes of each issue to the Holders thereof as indicated in such Officers' Certificate.

Section 2.7. Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements for replacements of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company or the Trustee may charge for its expenses in replacing a Note.

                  Every replacement Note is an obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8. Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.

                  If a Note is replaced pursuant to Section 2.7 hereof, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  If the principal amount of any Note is considered paid under
Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  Subject to Section 2.9 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

Section 2.9. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have given or concurred in any request, demand, authorization, direction, waiver, consent or other action under this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded and considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such act, only Notes that a Trustee knows to be so owned shall be considered as not outstanding.

Section 2.10. Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise reproduced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company shall cause definitive Notes to be prepared without unreasonable delay. The definitive Notes shall be printed, lithographed or engraved, or provided by any combination thereof, or in any other manner permitted by the rules and regulations of any principal national securities exchange, if any, on which the Notes are listed, all as determined by the Officers executing such definitive Notes. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency maintained by the Company for such purpose pursuant to Section 4.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor the same aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall retain or dispose of cancelled Notes in accordance with its normal practices (subject to the record retention requirement of the Exchange Act) unless the Company directs them to be returned to it. The Company may not issue new Notes to replace Notes that have been redeemed or paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Notes and in Section 4.1 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. Legends.

                  (a) Except as permitted by subsections (b) or (c) hereof, each Note shall bear legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A-1 and Exhibit A-2, as applicable, attached hereto.

                  (b) Upon any sale or transfer of a Restricted Security (including any Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                  (c) in the case of any Restricted Security that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Restricted Security for a Definitive Note that does not bear the legends required by subsection (a) above; and

                  (d) in the case of any Restricted Security represented by a Global Note, such Restricted Security shall not be required to bear the legends required by subsection (a) above, but shall continue to be subject to the provisions of Section 2.6(c) hereof, provided, that with respect to any request for an exchange of a Restricted Security that is represented by a Global Note for a Definitive Note that does not bear the legends required by subsection (a) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144.

                  (e) The Company shall issue and the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in an Exchange Offer. The Series B Notes shall not bear the legends required by subsection (a) above unless the Holder of such Series A Notes is either (A) a broker-dealer who purchased such Series A Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

                  (f) Upon the request of a Holder and the surrender of its Note to the Trustee at any time after the Resale Restriction Termination Date, the Company shall issue and the Trustee shall authenticate a replacement Note without the legend required by subsection (a) above.

                                    ARTICLE 3
                                   REDEMPTION

Section 3.1. Notices to Trustee.

                  If the Company elects to redeem Notes of either issue pursuant to the optional redemption provisions of Section 3.7 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of Section 3.7 pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.2. Selection of Notes to Be Redeemed.

                  If less than all the Notes of either issue are to be redeemed, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, pro rata, by lot or by such method as the Trustee deems to be fair and reasonable.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

                  The provisions of the two preceding paragraphs of this Section
3.2 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

Section 3.3. Notice of Redemption.

                  At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address.

                  The notice shall identify the Notes of the applicable issue to be redeemed and shall state:

                           (1) the redemption date;

                           (2) the redemption price;

                           (3) if any Note is being redeemed in part only, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon cancellation of the original Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued;

                           (4) the name and address of the Paying Agent;

                           (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (6) that, unless the Company defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

                           (7) the paragraph of the Notes and/or the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                           (8) the CUSIP number of the Notes to be redeemed.

                  If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

                  At the Company's request, the Trustee shall give the notice of redemption in the name of the Company and at its expense; provided that the Company shall deliver to the Trustee, at least 15 days (unless a shorter period is acceptable to the Trustee) prior to the mailing of the notice of redemption, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption has been mailed to the Holders in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional once mailed to the Holders pursuant to Section 3.3 hereof. At any time prior to the mailing of a notice of redemption to the Holders pursuant to Section 3.3 hereof, the Company may withdraw, revoke or rescind any notice of redemption delivered to the Trustee without any continuing obligation to redeem the Notes as contemplated by such notice of redemption.

Section 3.5. Deposit of Redemption Price.

                  No later than 10:00 a.m. New York time on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company is acting as Paying Agent, segregate and hold in trust as provided in Section 2.4 hereof) money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Paying Agent shall return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  Interest on the Notes to be redeemed shall cease to accrue on the applicable redemption date, whether or not such Notes are presented for payment, if the Company makes or deposits the redemption payment in accordance with this Section 3.5. If any Note called for redemption shall not be paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and Section 4.1 hereof.

Section 3.6. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note of the same issue equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7. Optional Redemption.

                  (a) The Senior Secured Notes are not redeemable at the Company's option prior to November 1, 2002. Thereafter, the Senior Secured Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year                                                          Percentage
----                                                          ----------
2002....................................................        104.0%
2003....................................................        103.0%
2004....................................................        102.0%
2005....................................................        101.0%
2006 and thereafter.....................................        100.0%

                  (b) The Term B Notes are redeemable at the option of the Company, at any time, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the relevant period indicated below:

For the Period                                                Percentage
--------------                                                ----------
On or before November 1, 2001...........................        103.0%
On or before November 1, 2002...........................        102.0%
On or before November 1, 2003...........................        101.0%
November 2, 2003 and thereafter.........................        100.0%

                  If the Company elects to redeem all of the Term B Notes, on the date of redemption it must also prepay all of the Indebtedness outstanding under the Term Loan Credit Facility. If less than all of the Term B Notes are to be redeemed, a pro rata portion of the Indebtedness outstanding under the Term Loan Credit Facility must also be prepaid.

                                   ARTICLE 4
                                   COVENANTS

Section 4.1. Payment of Notes.

                  The Company shall pay the principal and premium, if any, of, and interest on, the Notes on the dates and in the manner provided in the Notes. The Company shall pay any and all additional interest on the Notes, if any, on the dates and at the rate required under the Registration Rights Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m. New York time on that date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than three Business Days following the date of payment, any money that exceeds such amount of principal, premium, if any, and interest then due and payable on the Notes.

                  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.2. Maintenance of Office or Agency.

                  The Company shall maintain an office or agency (which may be an office of the Trustee, Registrar or co-registrar) in The City of New York where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in The City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.3.

Section 4.3. Reports.

                  (a) The Company shall file with the Trustee, within 15 days after the time of filing with the Commission, copies of the reports, information and other documents (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee all such reports, information and other documents as it would be required to file if it were subject to the requirements of Section 13 or 15(d) of the Exchange Act. The Company shall deliver (or cause the Trustee to deliver) copies of all reports, information and documents required to be filed with the Trustee pursuant to this
Section 4.3 to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. The Company shall also comply with the provisions of TIA Section 314(a).

                  (b) If the Company is required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual, quarterly, current or other financial report furnished by it generally to its stockholders to be filed with the Trustee mailed to the Holders at their addresses appearing in the register of Notes maintained by the Registrar. If the Company is not required to furnish annual, quarterly or current reports to its stockholders pursuant to the Exchange Act, then, to the extent not already filed with the Trustee or provided to the Holders pursuant to paragraph (a) above, the Company shall cause the financial statements of the Company and its consolidated Subsidiaries (and similar financial statements for all unconsolidated Subsidiaries, if any), including any notes thereto (and, with respect to annual reports, an auditors' report by an accounting firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders promptly, but in any event, within 90 days after the end of each of the fiscal years of the Company and within 45 days after the end of each of the first three quarters of each such fiscal year.

                  (c) So long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A, the Company (and the Guarantors) shall, upon request, provide the information required by clause (d)(4) thereunder to each Holder and to each beneficial owner and prospective purchaser of Notes identified by any Holder of Restricted Securities.

                  (d) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

Section 4.4. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (provided, that one of the signatories to such Officers' Certificate shall be the Company's principal executive officer, principal financial officer or principal accounting officer) stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determine whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that each of the Company and its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action each is taking or proposes to take with respect thereto).

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.3 above shall be accompanied by a written statement of the independent public accountants of the Company (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that either the Company or any of its Subsidiaries has violated any provisions of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) So long as any of the Notes are outstanding, the Company shall deliver to the Trustee forthwith, and in any event, within five (5) Business Days, upon any Officer becoming aware of (i) any Default or Event of Default or (ii) any event of default under any mortgage, indenture or instrument referred to in Section 6.1(5) hereof, an Officers' Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5. Taxes.

                  The Company shall, and shall cause its Subsidiaries to, file all tax returns required to be filed and to pay prior to delinquency all material taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings and for which reserves have been established in accordance with GAAP.

Section 4.6. Stay, Extension and Usury Laws.

                  The transactions and indebtedness evidenced by this Indenture and the Notes are for commercial and business purposes. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company hereby expressly (to the extent that it may lawfully do so) waives all benefit or advantage of any such law and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7. Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                           (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Restricted Subsidiaries (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions payable to the Company or any Restricted Subsidiary,

                           (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company, any Subsidiary or any other Affiliate of the Company (other than any such Equity Interest owned by the Company or any Wholly Owned Subsidiary),

                           (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or such Guarantor's Guarantee thereof, as the case may be, or

                           (iv) make any Restricted Investment;

         (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted Payment:

                           (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof,

                           (2) immediately after giving effect thereto on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under Section 4.9(a) hereof, and

                           (3) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made after the date of this Indenture (including Restricted Payments permitted by clause (i) of
         Section 4.7(b) and excluding Restricted Payments permitted by the other clauses therein), is less than the sum of (A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter commencing immediately prior to the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (B) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Stock) after the date of this Indenture and on or prior to the time of such Restricted Payment, plus (C) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by the Company from the issuance or sale, other than to a Subsidiary, of any Disqualified Stock or convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Stock) pursuant to the terms thereof after the date of this Indenture and on or prior to the time of such Restricted Payment (including any additional net cash proceeds not included in clause (B) above received by the Company upon such conversion or exchange), plus (D) to the extent that any Restricted Investment that was made after the Closing Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (1) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (2) the initial amount of such Restricted Investment, plus (E) in the event that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary, the lesser of (1) an amount equal to the fair market value of the Company's Investment in such Restricted Subsidiary (as determined by the Board of Directors and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee) and (2) the amount of Restricted Investments previously made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary, plus (F) as of any date of determination, an amount equal to 50% of the excess of (1) the aggregate Excess Cash Flow for each day on which an Excess Cash Flow Offer was made prior to such date of determination over (2) the aggregate purchase price of all Notes (exclusive of interest) tendered and purchased and the aggregate amount of Indebtedness prepaid under the Term Loan Credit Facility prior to such date of determination pursuant to an Excess Cash Flow Offer, plus (G) as of any date of determination, an amount equal to 50% of the excess of (1) 50% of the amount by which Excess Cash Flow exceeds $5.0 million for each day on which an Additional Excess Cash Flow Offer was made prior to such date of determination over (2) the aggregate purchase price (exclusive of interest) of all Term B Notes tendered and purchased and the aggregate amount of Indebtedness prepaid under the Term Loan Credit Facility prior to such date of determination pursuant to an Additional Excess Cash Flow Offer, minus (H) the amount of any expenditures in respect of fixed or capital assets ("Capital Expenditures"), made by the Company or any of its Restricted Subsidiaries (i) in respect of all assets other than newly constructed or acquired cafeterias (and fixtures related thereto) in excess of $8.0 million during any fiscal year and (ii) in respect of newly constructed or acquired cafeterias (and fixtures related thereto) in excess of $6.0 million during any fiscal year.

                  (b) The provisions of subsection (a) above shall not prohibit:

                           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of this Indenture,

                           (ii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary solely in exchange for Equity Interests of the Company (other than Disqualified Stock),

                           (iii) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred pursuant to the provisions of Section 4.9(b)(x) hereof, or

                           (iv) Permitted Affiliate Transactions.

                  (c) Not later than the date of making each Restricted Payment (other than Restricted Payments contemplated by clauses (ii), (iii) and (iv) of Section 4.7(b) above), the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted, and setting forth the basis upon which the calculations required by this Section 4.7 were computed, which calculations may be based upon the Company's latest available financial statements.

Section 4.8. Limitation on Restrictions on Subsidiary Dividends.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

                  (a) to (1) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (A) on such Restricted Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits or (2) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries,

                  (b) to make loans or advances to the Company or any of its Restricted Subsidiaries,

                  (c) to transfer any of its assets to the Company or any of its Restricted Subsidiaries, or

                  (d) to grant Liens to secure the Obligations, the obligations under the New Credit Facility and the obligations under the Term Loan Credit Facility,

except for such encumbrances or restrictions existing under or by reason of:

                           (i) the New Credit Facility, as in effect on the Closing Date, or any refinancings, amendments, modifications or supplements thereof containing dividend or other payment restrictions that are not materially more restrictive, taken as a whole, than those contained in the New Credit Facility on the Closing Date,

                           (ii) this Indenture, the Security Documents, the Notes and the Term Loan Credit Facility,

                           (iii) applicable law,

                           (iv) restrictions with respect to a Subsidiary that was not a Subsidiary on the Closing Date in existence at the time such Person becomes a Subsidiary (but not created as a result of or in anticipation of such Person becoming a Subsidiary); provided, that such restrictions are not applicable to any other Person or the properties or assets of any other Person,

                           (v) customary non-assignment and net worth provisions of any contract or lease entered into in the ordinary course of business,

                           (vi) customary restrictions on the transfer of assets subject to a Lien permitted under this Indenture imposed by the holder of such Lien,

                           (vii) restrictions imposed by any agreement to sell assets or Capital Stock to any Person pending the closing of such sale,

                           (viii) negative pledges contained in capital leases or to secure purchase money obligations, provided, that such negative pledges do not extend to other property not the subject of such capital lease or purchase money obligation, and

                           (ix) Refinancing Indebtedness (including Indebtedness Refinancing Acquired Debt), provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in any agreements governing the Indebtedness being Refinanced.

Section 4.9. Limitation on Incurrence of Indebtedness.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (1) create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including Acquired Debt) or (2) issue any Disqualified Stock; provided, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt), in each case if (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to the ratio as is then applicable for each applicable period as is set forth below:

Period                                                            Ratio
------                                                            -----

Closing Date until November 1, 2001...............................2.00 to 1.00
November 2, 2001 until November 1, 2002...........................2.25 to 1.00
thereafter........................................................2.50 to 1.00.

in each case, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness (including Acquired Debt) had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period, and (z) the Leverage Ratio of the Company would be no greater than the ratio as is then applicable for each applicable period as is set forth below:

Period                                                            Ratio
------                                                            -----

Closing Date until November 1, 2001...............................4.50 to 1.00
November 2, 2001 until November 1, 2002...........................4.25 to 1.00
thereafter........................................................4.00 to 1.00.


                  (b) The limitations of Section 4.9(a) shall not prohibit the incurrence of:

                           (i) (A) Indebtedness under the New Credit Facility, provided, that the aggregate principal amount of Indebtedness so incurred on any date, together with all other Indebtedness incurred pursuant to this clause (A) and outstanding on such date, shall not exceed $25 million (minus any amounts as may be applied to repay such Indebtedness and permanently reduce the commitments to lend of the lenders under the New Credit Facility as required by Section 4.10 hereof), and (B) Indebtedness under the Term Loan Credit Facility, provided that the aggregate principal amount of such Indebtedness outstanding on any date shall not exceed $5.5 million (minus any amounts required to be repaid pursuant to Section 4.10, 4.23 or 4.24 hereof),

                           (ii) Indebtedness in respect of performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations incurred in the ordinary course of business,

                           (iii) net obligations in respect of termination payments owing (or which would be owed assuming a hypothetical termination as of any date of determination) under any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Indenture ("Hedging Obligations"),

                           (iv) Indebtedness owed by (1) a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary or (2) the Company to a Wholly Owned Subsidiary,

                           (v) Indebtedness outstanding on the date of this Indenture, including the Series A Notes, Senior Secured Notes issued as a result of the exchange of Term B Notes, any Series B Notes issued in exchange for Series A Notes pursuant to an Exchange Offer or otherwise, and the Guarantees,

                           (vi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within three Business Days of incurrence,

                           (vii) Indebtedness represented by Guarantees by the Company of Indebtedness otherwise permitted to be incurred pursuant to this Section 4.9 and Indebtedness represented by Guarantees by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary otherwise permitted to be Incurred pursuant to this Section 4.9;

                           (viii) obligations with respect to customary provisions regarding post-closing purchase price adjustments, indemnification or similar obligations, in each case incurred or assumed in connection with the disposition of any business, assets or Subsidiary of the Company otherwise permitted by this Indenture;

                           (ix) Purchase Money Obligations in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (ix) does not exceed $2.0 million; and

                           (x) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Indebtedness referred to in clauses (ii), (v) and (ix) above or this clause (x) or Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in Section 4.9(a) hereof ("Refinancing Indebtedness"); provided, that (A) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (plus the premiums required to be paid, and the out-of-pocket expenses (other than those payable to an Affiliate of the Company) reasonably incurred, in connection therewith), (B) the Refinancing Indebtedness has a final scheduled maturity that exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and (C) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes as the Indebtedness being Refinanced.

Section 4.10. Limitation on Asset Sales.

                  In addition to any restrictions imposed with respect to the sale of assets constituting Collateral, the Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

                           (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets subject to such Asset Sale;

                           (ii) at least 80% of the consideration for such Asset Sale is in the form of cash, Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company and its Restricted Subsidiaries with respect to such liabilities); and

                           (iii) within 12 months (subject to the second proviso in clause (c) below) of such Asset Sale, the Net Proceeds thereof are
         (a) in the case of any Asset Sale for Net Proceeds of less than $10.0 million, invested in assets related to the business of the Company or its Restricted Subsidiaries, or (b) used to repay, purchase or otherwise acquire Indebtedness under the New Credit Facility, which repayment is accompanied by a permanent reduction in the commitments of the lenders thereunder, or other Indebtedness or liabilities (including, without limitation, the Notes) having a Lien on the property subject of such Asset Sale (but only to the extent such Lien was a Permitted Lien) or (c) to the extent not used as provided in clause (a) or (b), applied to make an offer to purchase Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility, as described below (an "Excess Proceeds Offer"); provided, that if the amount of Net Proceeds from any Asset Sale not invested or used pursuant to clause (a) or (b) above is less than $5.0 million, the Company shall not be required to make an offer pursuant to clause (c) until the aggregate amount of Excess Proceeds from all Asset Sales exceeds $5.0 million, and, provided further, that if the amount of Net Proceeds from any Asset Sale is equal to or greater then $10.0 million, to the extent such Net Proceeds shall not have been used pursuant to clause (b) above, the Company shall make such Excess Proceeds Offer within 30 days after the receipt of such Net Proceeds. Pending the final application of any such Net Proceeds, the Company or any Restricted Subsidiary may temporarily reduce Indebtedness under the New Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

                  For the purposes of this covenant, securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days shall be considered cash.

                  The amount of Net Proceeds not invested, used or applied as set forth in the preceding clauses (a) and (b) constitutes "Excess Proceeds." If the Company elects, or becomes obligated, to make an Excess Proceeds Offer, the Company shall offer to purchase Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility, having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at 100% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase or prepayment date. The Company must commence such Excess Proceeds Offer not later than 30 days after the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds (unless earlier required pursuant to the second proviso to clause (c) above.) Each Excess Proceeds Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer and the principal amount of Indebtedness under the Term Loan Credit Facility prepaid is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the remaining Excess Proceeds for general corporate purposes not otherwise prohibited by the terms of this Indenture.

                  The Purchase Amount may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption and surrendered to the Trustee for cancellation and the principal amount of Indebtedness under the Term Loan Credit Facility prepaid (other than pursuant to a Change of Control Offer, an Excess Cash Flow Offer or an Additional Excess Cash Flow Offer) subsequent to the date of the Asset Sale.

                  The Company shall, no later than 30 days following the expiration of the 12-month period following the Asset Sale that produced Excess Proceeds, unless earlier required pursuant to the first paragraph of this
Section 4.10, commence the Excess Proceeds Offer, if an Excess Proceeds Offer is required by the terms of this Indenture, by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Proceeds Offer, and shall state:

                           (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.10, the principal amount of Notes which shall be accepted for payment and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid and that all Notes validly tendered together with the principal amount of Indebtedness under the Term Loan Credit Facility for which the holders thereof have requested prepayment shall be accepted for payment on a pro rata basis (unless some other method is required by law);

                           (2) the purchase price and the date of purchase (the "Excess Proceeds Payment Date");

                           (3) that any Notes not tendered or accepted for payment pursuant to the Excess Proceeds Offer shall continue to accrue interest;

                           (4) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

                           (5) that Holders electing to have Notes purchased pursuant to an Excess Proceeds Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date;

                           (6) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                           (7) that if the aggregate purchase price of the Notes tendered pursuant to the Excess Proceeds Offer and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid are less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for general corporate purposes not otherwise prohibited by the terms of this Indenture.

                           (8) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                           (9) the instructions that Holders must follow in order to tender their Notes.

                  If any of the Notes subject to an Excess Proceeds Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to repurchases.

                  On or before the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis to the extent necessary (unless some other method is required by law) the Notes or portions thereof tendered and prepay a pro rata portion of the Indebtedness outstanding under the Term Loan Credit Facility for which the holders thereof have requested prepayment, in each case, pursuant to the Excess Proceeds Offer, (ii) (A) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted, and (B) pay to the holders of the Indebtedness then outstanding under the Term Loan Credit Facility the pro rata portion of Excess Proceeds required to be applied to prepay such Indebtedness, and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment and specifying the principal amount of the Indebtedness under the Term Loan Credit

Facility then required to be prepaid has been prepaid. The Paying Agent shall promptly mail or deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, including accrued and unpaid interest, if any, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or deliver such new Note to such Holders, in a principal amount to any unpurchased portion of the Note surrendered. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

                  The Company shall make a public announcement of the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For the purposes of this Section 4.10, the Trustee shall act as the Paying Agent.

                  Each Excess Proceeds Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 by virtue thereof.

Section 4.11. Limitation on Transactions With Affiliates.

                  The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), except for (i) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $1.0 million; provided, that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (ii) Affiliate Transactions, which together with all Affiliate Transactions that are part of a common plan, have an aggregate value of not more than $2.5 million; provided, that a majority of the disinterested members of the Board of Directors of the Company determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary, (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view, issued by an investment banking firm of national standing and (iv) Permitted Affiliate Transactions and other Restricted Payments permitted by the provisions described in Section 4.7 hereof.

Section 4.12. Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except (i) Liens in favor of the Collateral Agent securing the Notes, the New Credit Facility (provided that the aggregate principal amount to be secured thereunder shall not exceed $25 million), the Term Loan Credit Facility (provided that the aggregate principal amount to be secured thereunder shall not exceed $5.5 million) and the Obligations, and (ii) Permitted Liens.

Section 4.13. Corporate Existence.

                  Subject to Article 5 of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its respective Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and its Subsidiaries) rights (charter and statutory), licenses and franchises; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors on behalf of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14. Repurchase Upon a Change of Control.

                  Upon the occurrence of a Change of Control, the Company shall notify the Trustee in writing thereof and shall make an offer to purchase all of the Notes then outstanding and prepay all Indebtedness outstanding under the Term Loan Credit Facility as described below (the "Change of Control Offer") at 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase or prepayment (the "Change of Control Payment").

                  The Change of Control Offer shall be made in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue thereof.

                  Within 30 days following any Change of Control, the Company shall commence the Change of Control Offer by mailing to the Trustee and each Holder a notice, which shall govern the terms of the Change of Control Offer, and shall state that:

                           (i) the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes validly tendered, together with the principal amount of all Indebtedness for which the holders thereof have requested prepayment, will be accepted for payment,

                           (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"),

                           (iii) that any Note not tendered for payment pursuant to the Change of Control Offer shall continue to accrue interest,

                           (iv) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date,

                           (v) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date,

                           (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased,

                           (vii) that a Holder whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof,

                           (viii) the instructions that Holders must follow in order to tender their Notes, and

                           (ix) the circumstances and relevant facts regarding such Change of Control.

                  On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment the Notes or portions thereof tendered and prepay the Indebtedness outstanding under the Term Loan Credit Facility for which the holders thereof have requested prepayment pursuant to the Change of Control Offer, (ii) (A) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and not withdrawn and (B) pay to the holders Indebtedness under the Term Loan Credit Facility the Change of Control Payment with respect to all Indebtedness under the Term Loan Credit Facility for which the holders thereof have requested prepayment, and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment and specifying that the principal amount of Indebtedness under the Term Loan Credit Facility required to be prepaid has been so prepaid. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee shall authenticate and mail to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided, that each such new Note will be in principal amount of $1,000 or an integral multiple thereof.

                  The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For the purposes of this Section 4.14, the Trustee shall act as the Paying Agent.

Section 4.15. Maintenance of Properties.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain their properties and assets in normal working order and condition as on the date of this Indenture (reasonable wear and tear excepted) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries taken as a whole; provided, that nothing herein shall prevent the Company or any of its Restricted Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.16. Maintenance of Insurance.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain liability, casualty and other insurance (including self-insurance consistent with prior practice) with responsible insurance companies in such amounts and against such risks as is in accordance with customary industry practice in the general areas in which the Company and its Restricted Subsidiaries operate.

Section 4.17. Restrictions on Sale and Issuance of Subsidiary Stock.

                  The Company shall not sell, and shall not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares) to any Person other than the Company or a Wholly Owned Subsidiary; provided however, that this provision shall not prohibit the sale of all of the Capital Stock of any Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the provisions of Section 4. 10 of this Indenture.

Section 4.18. Line of Business.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any type of business other than the restaurant business conducted by the Company on the Closing Date.

Section 4.19. Hedging Activities.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any derivative, futures or any similar agreement or instrument except in the ordinary course of business to hedge actual or expected fluctuations in prices or interest rates.

Section 4.20. Limitation on Impairment of Lien; Further Assurances.

                  (a) The Company shall not, and shall not permit any Subsidiary to, take or omit to take any action which action or omission would have the result of adversely affecting or impairing the Lien in favor of the Collateral Agent (or the Trustee, if applicable), under the Security Documents or the priority thereof; and the Company shall not, and shall not permit any Subsidiary to, grant to any Person, or suffer any Person (other than the Company and its Restricted Subsidiaries) to have (other than to the Collateral Agent, the lenders under the New Credit Facility, the Term Loan Credit Facility, the Trustee and the Holders) any interest whatsoever in the Collateral other than Permitted Liens. The Company shall not, and shall not permit any Subsidiary to, enter into any agreement or instrument that by its terms requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness, other than as contemplated by the Intercreditor Agreement, the New Credit Facility, this Indenture and the Security Documents.

                  (b) The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent, the Trustee or the Requisite Creditors shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as the Collateral Agent, the Trustee or the Requisite Creditors may reasonably request.

Section 4.21. Additional Collateral.

                  From and after the Closing Date, the Company shall, and shall cause each Restricted Subsidiary to, grant to the Collateral Agent, subject only to Permitted Liens, a first priority Lien on all property to the extent that the New Credit Facility requires the creation of a Lien, such Lien to secure the obligations under the New Credit Facility, the Term Loan Credit Facility and the Notes on an equal basis, subject to the terms of the Intercreditor Agreement. Without limitation of the foregoing, from and after the Closing Date, the Company shall, and shall cause each Restricted Subsidiary to, grant to the Collateral Agent to secure the obligations under the New Credit Facility, the Term Loan Credit Facility and the Notes on an equal basis, subject to the terms of the Intercreditor Agreement, to Permitted Liens and the other terms of this Indenture, to the extent not already granted by the existing Security Documents, a first priority Lien on all immovable or real property and related fixtures now or thereafter acquired by the Company or any Restricted Subsidiary, and a first priority Lien on all leasehold estates (other than leases for floor space within a mall) and related fixtures now or thereafter acquired by the Company or any Restricted Subsidiary to the extent permitted by the terms of the instrument creating such leasehold estate (and if not permitted by the terms of such instrument, the Company shall use reasonable commercial efforts, or cause its Restricted Subsidiary to use reasonable commercial efforts, to obtain a consent from the landlord to grant such mortgage) and to waive or subordinate its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law). Without limitation of the foregoing, from and after the Closing Date, in the event the Company or any Restricted Subsidiary begins to operate in a state or territory of the United States in which a financing statement perfecting the Liens created by the Security Documents is then not perfected, the Company shall, and shall cause such Restricted Subsidiary to, execute, file and forward to the Trustee and the Collateral Agent a copy of such filed financing statement. The Company shall deliver, or cause to be delivered, to the Collateral Agent and the Trustee, one or more Opinions of Counsel to the effect that such Security Documents create legal, valid, binding and enforceable obligations of the Company or Restricted Subsidiary party thereto and that all such action and filings necessary to take such Liens have been taken.

Section 4.22. Limitations on Capital Expenditures.

                  The Company will not make any Capital Expenditures if, after giving effect thereto, the aggregate of all such Capital Expenditures (i) in respect of all assets other than new constructed or acquired cafeterias (and fixtures related thereto) would exceed $8.0 million during any fiscal year and
(ii) in respect of newly constructed or acquired cafeterias (and fixtures related thereto) would exceed $6.0 million during any fiscal year; provided the Company and its Restricted Subsidiaries may make Capital Expenditures in excess of the foregoing amounts provided it could make a Restricted Payment in an amount equal to such Capital Expenditures under Section 4.7.

Section 4.23. Excess Cash Flow Offer.

                  (a) On the last Business Day of September of each year, commencing September 28, 2001, the Company shall calculate its Excess Cash Flow for the most recently ended fiscal, and certify to the Trustee in writing the calculations to compute such Excess Cash Flow; and if the Company has Excess Cash Flow of at least $2.5 million, it shall make an offer (an "Excess Cash Flow Offer") to purchase Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility at 101% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase or prepayment; provided that the amount required to be paid by the Company to repurchase such Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility (exclusive of interest) shall be limited to the lesser of (a) $5.0 million and (b) an amount equal to such Excess Cash Flow; and provided further that, after satisfying its obligations under Section 4.24, the Company may, but shall have no obligation to, offer to purchase additional Notes and make additional prepayments of the Indebtedness outstanding under the Term Loan Credit Facility, also at 101% of the aggregate principal amount thereof, plus accrued interest, if any, up to the entire amount of the Excess Cash Flow (if greater than $5.0 million). The Company must commence its Excess Cash Flow Offer not later than the date on which it delivers to the Trustee the certificate computing the Excess Cash Flow. If the aggregate purchase price of the Notes (exclusive of interest) tendered pursuant to such Excess Cash Flow Offer and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid is less than the Excess Cash Flow, then the Company and its Restricted Subsidiaries may use the remaining Excess Cash Flow after making any required payments pursuant to an Additional Excess Cash Flow Offer in accordance with Section 4.24 for general corporate purposes not prohibited by the terms of this Indenture.

                  (b) Each Excess Cash Flow Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Cash Flow

Offer Period"). Promptly after the termination of the Excess Cash Flow Period (the "Excess Cash Flow Payment Date"), the Company shall purchase and mail or deliver payment for the Notes or portions thereof tendered and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid, pro rata or by such other methods as may be required by law. The principal amount of Notes required to be purchased and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid pursuant to an Excess Cash Flow Offer may be reduced by the principal amount of Notes acquired by the Company through purchase or redemption and surrendered to the Trustee for cancellation and the principal amount of Indebtedness under the Term Loan Credit Facility prepaid (other than pursuant to a Change of Control Offer, an Excess Proceeds Offer or an Additional Excess Cash Flow Offer) subsequent to the end of the fiscal year preceding such Excess Cash Flow Offer and prior to the Excess Cash Flow Payment Date.

                  (c) If an Excess Cash Flow Offer is required by the terms of this Indenture, the Company shall commence such offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Excess Cash Flow Offer and shall state:

                           (i) that the Excess Cash Flow Offer is being made pursuant to this Section 4.23, the principal amount of Notes which shall be accepted for payment and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid and that all Notes validly tendered together with the principal amount of Indebtedness under the Term Loan Credit Facility for which the holders thereof have requested prepayment shall be accepted for payment on a pro rata basis (or by such other method as may be required by law);

                           (ii) the purchase price and the Excess Cash Flow Payment Date;

                           (iii) that any Notes not tendered or accepted for payment pursuant to the Excess Cash Flow Offer shall continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the purchase price with respect to any Notes tendered, Notes accepted for payment pursuant to the Excess Cash Flow Offer shall cease to accrue interest after the Excess Cash Flow Payment Date;

                           (v) that Holders electing to have Notes purchased pursuant to an Excess Cash Flow Offer shall be required to surrender their Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Excess Cash Flow Payment Date;

                           (vi) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                           (vii) that if the aggregate purchase price (exclusive of interest) of the Notes tendered pursuant to the Excess Cash Flow Offer and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid are less than the Excess Cash Flow, the Company and its Restricted Subsidiaries may use the remaining Excess Cash Flow for general corporate purposes not prohibited by the terms of this Indenture;

                           (viii) that Holders whose Notes are purchased only in part shall be issued Notes representing the unpurchased portion of the Notes surrendered, provided that each Note purchased and each new Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                           (ix) the instructions that Holders must follow in order to tender their Notes.

                  (d) On or before the Excess Cash Flow Payment Date, the Company shall (i) accept for payment, on a pro rata basis to the extent necessary (unless some other method is required by law), the Notes or portions thereof tendered and prepay a pro rata portion of the Indebtedness then outstanding under the Term Loan Credit Facility for which the holders thereof have requested prepayment, in each case pursuant to the Excess Cash Flow Offer,
(ii) (A) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted and (B) pay to the holders of the Indebtedness then outstanding under the Term Loan Credit Facility the pro rata portion of Excess Proceeds Offer required to be applied to prepay such Indebtedness, and (iii) deliver to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions thereof tendered to the Company are accepted for payment and specifying that the principal amount of Indebtedness under the Term Loan Credit Facility required to be prepaid has been so prepaid. The Paying Agent shall promptly mail or deliver to each Holder of Notes so accepted payment in an amount equal to the purchase price of such Notes, including accrued and unpaid interest to the date of purchase, and the Company shall issue new Notes, and the Trustee shall promptly authenticate and mail or deliver such new Notes to such Holders, in a principal amount equal to the unpurchased portion of the Note surrendered.

                  (e) The Company shall make a public announcement of the results of the Excess Cash Flow Offer as soon as practicable after the Excess Cash Flow Payment Date. For the purposes of this Section 4.23, the Trustee shall act as the Paying Agent.

                  (f) Each Excess Cash Flow Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.23, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

Section 4.24. Additional Excess Cash Flow Offer.

                  (a) If the Company has Excess Cash Flow greater than $5.0 million, it shall make an offer (an "Additional Excess Cash Flow Offer") to purchase Term B Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility at 101% of the aggregate principal amount thereof, plus accrued interest, if any, to the date of purchase or prepayment; provided that the amount required to be paid by the Company to repurchase such Notes and prepay Indebtedness outstanding under the Term Loan Credit Facility (exclusive of interest) shall be limited to 50% of the amount by which Excess Cash Flow exceeds $5.0 million. The Company must commence its Additional Excess Cash Flow Offer within three Business Days of the commencement of the latest Excess Cash Flow Offer. If the aggregate purchase price of the Term B Notes (exclusive of interest) tendered pursuant to such Additional Excess Cash Flow Offer and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid is less than the Excess Cash Flow, then the Company and its Restricted Subsidiaries may use the remaining Excess Cash Flow for general corporate purposes not prohibited by the terms of this Indenture.

                  (b) Each Additional Excess Cash Flow Offer shall remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Additional Excess Cash Flow Offer Period"). Promptly after the termination of the Additional Excess Cash Flow Period (the "Additional Excess Cash Flow Payment Date"), the Company shall purchase and mail or deliver payment for the Term B Notes or portions thereof tendered and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid, pro rata or by such other method as may be required by law. The principal amount of Term B Notes required to be purchased and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid pursuant to an Additional Excess Cash Flow Offer may be reduced by the principal amount of Term B Notes acquired by the Company through purchase or redemption and the principal amount of Indebtedness under the Term Loan Credit Facility prepaid (other than pursuant to a Change of Control Offer, Excess Proceeds Offer or Excess Cash Flow Offer) subsequent to the end of the fiscal year preceding such Additional Excess Cash Flow Offer and prior to the Additional Excess Cash Flow Payment Date and surrendered to the Trustee for cancellation.

                  (c) If an Additional Excess Cash Flow Offer is required by the terms of this Indenture, the Company shall commence such offer by mailing to the Trustee and each Holder, at such Holder's last registered address, a notice, which shall govern the terms of the Additional Excess Cash Flow Offer and shall state:

                           (i) that the Additional Excess Cash Flow Offer is being made pursuant to this Section 4.24, the principal amount of Term B Notes which shall be accepted for payment and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid and that all Term B Notes validly tendered together with the principal amount of Indebtedness under the Term Loan Credit Facility for which the holders thereof have requested prepayment shall be accepted for payment on a pro rata basis (or by such other method as may be required by law);

                           (ii) the purchase price and the Additional Excess Cash Flow Payment Date;

                           (iii) that any Term B Notes not tendered or accepted for payment pursuant to the Additional Excess Cash Flow Offer shall continue to accrue interest;

                           (iv) that, unless the Company defaults in the payment of the purchase price with respect to any Term B Notes tendered, Term B Notes accepted for payment pursuant to the Additional Excess Cash Flow Offer shall cease to accrue interest after the Additional Excess Cash Flow Payment Date;

                           (v) that Holders electing to have Term B Notes purchased pursuant to an Additional Excess Cash Flow Offer shall be required to surrender their Term B Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Term B Note completed, to the Company prior to the close of business on the third Business Day immediately preceding the Additional Excess Cash Flow Payment Date;

                           (vi) that Holders shall be entitled to withdraw their election if the Company receives, not later than the close of business on the second Business Day preceding the Additional Excess Cash Flow Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Term B Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Term B Notes purchased;

                           (vii) that if the aggregate purchase price of the Term B Notes (exclusive of interest) tendered pursuant to the Additional Excess Cash Flow Offer and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid are less than the Excess Cash Flow, the Company may use the remaining Additional Excess Cash Flow for general corporate purposes not prohibited by the terms of this Indenture;

                           (viii) that Holders whose Term B Notes are purchased only in part shall be issued Term B Notes representing the unpurchased portion of the Term B Notes surrendered, provided that each Term B Note purchased and each new Term B Note issued shall be in principal amount of $1,000 or whole multiples thereof; and

                           (ix) the instructions that Holders must follow in order to tender their Term B Notes.

                  (d) On or before the Additional Excess Cash Flow Payment Date, the Company shall (i) accept for payment, on a pro rata basis to the extent necessary (unless some other method is required by law), the Term B Notes or portions thereof tendered and the principal amount of Indebtedness under the Term Loan Credit Facility to be prepaid pursuant to the Additional Excess Cash Flow Offer, (ii) (A) deposit with the Paying Agent money sufficient to pay the purchase price of all Term B Notes or portions thereof so accepted and (B) pay to the holders of Indebtedness then outstanding under the Term Loan Credit Facility the pro rata portion of Excess Proceeds required to be applied to prepay such Indebtedness and (iii) deliver to the Trustee the Term B Notes so accepted, together with an Officers' Certificate stating that the Term B Notes or portions thereof tendered to the Company are accepted for payment and specifying that the principal amount of the Indebtedness under the Term Loan Credit Facility then required to be prepaid has been so prepaid. The Paying Agent shall promptly mail or deliver to each Holder of Term B Notes so accepted payment in an amount equal to the purchase price of such Term B Notes including accrued and unpaid interest to the date of purchase, and the Company shall issue new Term B Notes, and the Trustee shall promptly authenticate and mail or deliver such new Term B Notes to such Holders, in a principal amount equal to the unpurchased portion of the Term B Note surrendered.

                  (e) The Company shall make a public announcement of the results of the Additional Excess Cash Flow Offer as soon as practicable after the Additional Excess Cash Flow Payment Date. For the purposes of this Section 4.24, the Trustee shall act as the Paying Agent.

                  (f) Each Additional Excess Cash Flow Offer shall be conducted in compliance with all applicable laws, including without limitation, Regulation 14E of the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.24, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

Section 4.25. Fiscal Year End.

                  The Company shall not change its fiscal year end from June 30.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.1. When the Company May Merge, etc.

                  The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, convey, lease or otherwise transfer all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) in one or more related transactions to, any other Person unless:

                           (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such transfer has been made is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,

                           (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such transfer has been made assumes all the Obligations of the Company, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee under the Notes, this Indenture, the Security Documents and the Registration Rights Agreement,

                           (iii) immediately before and after such transaction, no Default or Event of Default exists, and

                           (iv) the Company, or any Person formed by or surviving any such consolidation or merger, or to which such transfer has been made, (A) has a Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) not less than 100% of the Consolidated Net Worth of the Company immediately preceding the transaction and (B) shall be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to Section 4.9(a) hereof.

                  The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (iv) of this Section 5.1.

Section 5.2. Successor Substituted.

                  In the event of any transaction contemplated by Section 5.1 hereof, the successor formed by such consolidation or into or with which the Company is merged or to which such transfer is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company shall be discharged from its Obligations under this Indenture, the Notes, the Security Documents and the Registration Rights Agreement with the same effect as if such successor Person had been named as the Company herein or therein; provided, however, that the Company shall not be relieved from such Obligations in the case of a lease.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.1. Events of Default.

                  An "Event of Default" with respect to either the Senior Secured Notes or Term B Notes occurs if:

                           (1) the Company defaults in the payment of interest on any Note of such issue when the same becomes due and payable and the Default continues for a period of 30 days;

                           (2) the Company defaults in the payment of the principal (or premium, if any) on any Note of such issue when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer, a Change of Control Offer, an Excess Cash Flow Offer, an Additional Excess Cash Flow Offer in the case of the Term B Notes or otherwise;

                           (3) the Company or any Guarantor defaults in the performance of or breaches the provisions of Section 4.7, 4.9 or 5.1 hereof;

                           (4) the Company or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of such issue, this Indenture or any Security Document and the Default continues for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such issue, such notice to state that it is a "Notice of Default",

                           (5) a default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the date of this Indenture, if (a) either (i) such default results from the failure to pay principal on such Indebtedness or (ii) as a result of such default the maturity of such Indebtedness has been accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5.0 million in the aggregate;

                           (6) a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability subject only to customary deductibles) is or are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments remain undischarged, unbonded or unstayed for a period of 60 days after entry, provided that the aggregate of all such judgments exceeds $5.0 million;

                           (7) written assertion is made by the Company or any of the Guarantors, of the unenforceability of their obligations under this Indenture, the Security Documents, the Notes, or the Guarantees to which they are a party;

                           (8) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (a)      commences a voluntary case,

                                    (b)      consents to the entry of an order
                                             for relief against it in an
                                             involuntary case,

                                    (c)      consents to the appointment of a
                                             Custodian of it or for all or
                                             substantially all of its property,

                                    (d)      makes a general assignment for the
                                             benefit of its creditors,

                                    (e)      admits in writing its inability to
                                             pay debts as the same become due;
                                             or

                           (9) a court of competent jurisdiction enters an order or decree, and the order or decree remains unstayed and in effect for 60 days under any Bankruptcy Law that:

                                    (a)      is for relief against the Company
                                             or any Material Subsidiary in an
                                             involuntary case,

                                    (b)      appoints a Custodian of the Company
                                             or any Material Subsidiary or for
                                             all or substantially all of their
                                             property,

                                    (c)      orders the liquidation of the
                                             Company, or any Material
                                             Subsidiary.

Section 6.2. Acceleration.

                  If an Event of Default (other than an Event of Default specified in clauses (8) and (9) of Section 6.1) occurs and is continuing with respect to either issue of Notes, the Trustee by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of each issue affected by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Notes of such issue to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (8) or (9) of Section 6.1 with respect to the Company occurs, all outstanding Notes of both issues shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. At any time after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes outstanding of such issue, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest (including any interest accrued subsequent to an Event of Default specified in clauses (8) and (9) of Section 6. 1) on all Notes of such issue, (iii) the principal of and premium, if any, on any Notes of such issue that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate borne by the Notes of such issue, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes of such issue; (b) all Events of Default, other than the non-payment of principal of and interest on the Notes of such issue that have become due solely by such declaration or occurrence of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment, order or decree of any court of competent jurisdiction.

                  If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of such Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in such Notes to the contrary notwithstanding.

Section 6.3. Other Remedies.

                  If an Event of Default occurs and is continuing with respect to either issue of Notes, the Trustee may pursue any available remedy (under this Indenture or otherwise) to collect the payment of principal or interest on the Notes of the applicable issue to enforce the performance of any provision of the Notes, this Indenture or the Security Documents.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. Waiver of Past Defaults.

                  Holders of a majority of the aggregate principal amount of the then outstanding Notes of either issue by written notice to the Company and the Trustee may on behalf of the Holders of all of the Notes of such issue waive any existing Default or Event of Default and its consequences with respect to such issue under this Indenture except a continuing Default or Event of Default in the payment of the principal of, or interest on, any Note or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5. Control by Majority.

                  The Holders of a majority in aggregate principal amount of the then outstanding Notes of either issue may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Notes of such issue. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.6. Limitation on Suits.

                  A Holder of Notes of either issue may pursue a remedy with respect to this Indenture or the Notes of such issue only if:

                  (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such issue make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes of such issue do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7. Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note (including with respect to an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6. 1(1) or (2) occurs and is continuing with respect to Notes of either issue, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Notes of such issue and interest on overdue principal (and premium, if any) and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor under the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in accordance with the requirements of the Intercreditor Agreement and to the extent received in accordance therewith, in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection,

                  Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively;

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders.

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

                                    ARTICLE 7
                                     TRUSTEE

Section 7.1. Duties of Trustee.

                           (1) If an Event of Default has occurred and is
continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his or her own affairs.

                           (2) Except during the continuance of an Event of
Default:

                                    (a) The duties of the Trustee shall be
                  determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Security Documents to which it is a party, and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                                    (b) In the absence of bad faith on its part,
                  the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Security Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Documents (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                           (3) The Trustee may not be relieved from liabilities
for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                    (a) This paragraph does not limit the effect
                  of paragraph (2) of this Section.

                                    (b) The Trustee shall not be liable for any
                  error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                    (c) The Trustee shall not be liable with
                  respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                  Section 6.5.

                           (4) Whether or not therein expressly so provided,
every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2) and (3) of this Section.

                           (5) No provision of this Indenture shall require the
Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                           (6) The Trustee shall not be liable for interest on
any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2. Rights of Trustee.

                  (1) The Trustee may conclusively rely upon any document (including a facsimile of such document) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                           (2) Before the Trustee acts or refrains from acting,
it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                           (3) The Trustee may act through agents and shall not
be responsible for the misconduct or negligence of any agent appointed with due care.

                           (4) The Trustee shall not be liable for any action it
takes or omits to take in good faith which it believes to be authorized or within its discretion or its rights or powers conferred upon it by this Indenture.

                           (5) Unless otherwise specifically provided in this
Indenture or the Security Documents, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company, on behalf of the Company.

                           (6) Except with respect to Section 4. 1, the Trustee
shall have no duty to inquire as to the performance of the Company's covenants in Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1), 6.1(2) and 4. 1, or (ii) any Default or Event of Default of which a Responsible Officer the Trustee shall have received written notification or obtained actual knowledge.

                           (7) The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request or discretion of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                           (8) The rights, privileges, protections, immunities
and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

                           (9) The Trustee may request that the Company deliver
an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificates may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.4. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if the Trustee has knowledge thereof (within the meaning of Section 7.2(6)), the Trustee shall mail to the Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default of an Event of Default in payment of principal of or premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6. Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to the Holders shall be filed with the Commission and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel, except such disbursements, advances and expenses as may be attributable to its negligence.

                  The Company shall indemnify the Trustee, and any predecessor Trustee and their agents, against any and all losses, liabilities or expenses incurred by it on its part arising out of or in connection with the acceptance or administration of its duties or trusts under this Indenture, the Intercreditor Agreement and the Security Documents, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. In the event that a conflict of interest or conflicting defenses would arise in connection with the representation of the Company and the Trustee by the same counsel, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld or delayed.

                  The obligations of the Company under this Section 7.7 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence.

                  To secure the Company's payment obligations in this Section, the Company hereby grants to the Trustee a security interest on all money or property held or collected by the Trustee, except that held in trust to pay principal of (and premium, if any) and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(8) or (9) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if.

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company's expense, the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under
Section 7.7 hereof shall continue for the benefit of the retiring Trustee, and the Company shall pay to any such replaced or removed Trustee all amounts owed under Section 7.7 upon such replacement or removal.

Section 7.9. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee. As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders of the Notes

Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that shall (a) be a corporation organized and doing business under the laws of the United States of America or of any state thereof or of the District of Columbia authorized under such laws to exercise corporate trustee power, (b) be subject to supervision or examination by Federal or state or the District of Columbia authority, and (c) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company, as obligor on the Notes.

                                   ARTICLE 8
            SATISFACTION AND DISCHARGE; LEGAL AND COVENANT DEFEASANCE

Section 8.1. Discharge: Option to Effect Legal Defeasance or Covenant
             Defeasance.

                  This Indenture and the Security Documents shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.7 and the Trustee's and the Paying Agent's obligations under Sections
8.6 and 8.7 shall survive) when all outstanding Notes of both issues theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company or the Guarantors have paid all sums payable hereunder. In addition, the Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect at any time to have
Section 8.2 or Section 8.3 of this Indenture applied to all outstanding Notes of both issues upon compliance with the conditions set forth below in this Article 8.

Section 8.2. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company and the Guarantors shall be deemed to have been discharged from their respective obligations with respect to all outstanding Notes of both issues on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes of both issues, and this Indenture shall cease to be of further effect as to all outstanding Notes of both issues and the Guaranty, except as to be deemed to be "outstanding" only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Guarantors shall be deemed to have satisfied all other of their respective obligations under such Notes, the Guaranty, the Security Documents and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due solely from the trust described in

Section 8.5, (b) the Company's obligations with respect to such Notes under Sections 2.4, 2.6, 2.7, 2.10 and 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section
8.3 hereof with respect to the Notes.

Section 8.3. Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Company and the Guarantors shall be released from their respective obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17,
4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25 and clauses (iii) and (iv) of
Section 5.1 and Article 10 hereof with respect to the outstanding Notes of both issues on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes of both issues shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or other act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of both issues, neither the Company nor any Guarantor need comply with and shall have any liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.3, Sections 6.1(5) through 6.1(9) hereof shall not constitute Events of Default with respect to the Notes.

Section 8.4. Conditions to Legal or Covenant Defeasance.

                  The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes of both issues:

                  (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7. 10 hereof who shall agree to comply with the provisions of this
Article 8 applicable to it), in trust, for the benefit of the Holders of the Notes, cash, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such outstanding Notes on the stated date for payment thereof or on the redemption date of such principal of, premium, if any, or interest on such Notes, the Company shall specify whether the Notes are being defeased to maturity or to a particular redemption date, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust,
(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to such Trustee confirming that the Holders of such outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding other creditors of the Company; and (vii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the conditions precedent provided for, in the case of the Officers' Certificate, (i) through (vi) and, in the case of the Opinion of Counsel, clauses (i), (with respect to the validity and perfection of the security interest) (ii), (iii) and
(v) of this paragraph, have been complied with.

Section 8.5. Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6 hereof, all cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the "Paying Agent") pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Notes.

Section 8.6. Repayment to the Company.

                  (a) Anything in this Article 8 to the contrary notwithstanding, the Trustee or the Paying Agent shall deliver or pay to the Company from time to time upon the request of the Company any cash or U.S. Government Obligations held by it as provided in Section 8.4 hereof, which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.3(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  (b) Subject to applicable escheat and abandoned property laws, any cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or if held by the Company shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Nothing contained in this Section 8.6 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad-17 under the Exchange Act.

Section 8.7. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any cash or U.S. Government Obligations in accordance with Section 8.5 hereof, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, or if any event occurs at any time in the period ending on the 91st day after the date of deposit pursuant to Section 8.4 hereof which event would constitute an Event of Default under
Section 6.1 (8) or (9) had Legal Defeasance or Covenant Defeasance, as the case may be, not occurred, then the Company's and the Guarantors' respective obligations under this Indenture, the Notes, the Guaranty and the Security Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Sections 8.2 and 8.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.1. Without Consent of Holders.

                  Subject to the terms of the Intercreditor Agreement, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Intercreditor Agreement and any Security Document without the consent of any Holder:

                           (1) to cure any ambiguity, defect or inconsistency;

                           (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                           (3) to comply with Article 5 and Section 10.13 hereof;

                           (4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not materially adversely affect the legal rights hereunder or thereunder of any Holder,

                           (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

                           (6) to release any Guarantee of the Notes permitted to be released under Section 10.14 hereof.

                  Upon the written request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon receipt by the Trustee of the documents described in Section 9.6 hereof required or requested by the Trustee, the Trustee shall join with the Company in the execution of any supplemental indenture or amendment authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture or amendment that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2. With Consent of Holders.

                  Except as provided below in this Section 9.2, and subject to the terms of the Intercreditor Agreement, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Intercreditor Agreement and any Security Document and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of each issue affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes of such issue), and, subject to Sections 6.4 and
6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes of either issue may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each issue affected thereby (including consents obtained in connection with a tender offer or exchange offer for the Notes of such issue).

                  Upon the written request of the Company, accompanied by a resolution of the Board of Directors of the Company authorizing the execution of any such supplemental indenture or amendment, and upon filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section
9.6 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture or amendment unless such supplemental indenture or amendment affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture,

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After a supplemental indenture, amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Note of each issue affected thereby a notice briefly describing the supplemental indenture, amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture, amendment or waiver.

                  Notwithstanding any other provision hereof, without the consent of each Holder affected, a supplemental indenture, amendment or waiver under this Section may not (with respect to any Notes of either issue held by a non-consenting Holder):

                           (1) reduce the principal amount of Notes of such issue whose Holders must consent to an amendment, supplement or waiver;

                           (2) reduce the rate of or change the time for payment of interest, including any additional interest provided for in the Registration Rights Agreement, on any Note of such issue;

                           (3) reduce the principal of, or the premium on, or change the fixed maturity of any Note of such issue or alter Article 3 hereof or numbered paragraph 5 or 6 of Exhibit A to this Indenture or the price at which the Company shall offer to purchase such Notes of such issue pursuant to Section 4.10, 4.14, 4.23 or, in the case of the Term B Notes, 4.24 hereof, or change the exchange ratio in paragraph 7 of the Term B Notes;

                           (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, or purchase payment with respect to, any Note of such issue (other than a Default in the payment of an amount due as a result of an acceleration if the Holders rescind such acceleration pursuant to Section 6.2);

                           (5) make any Note of such issue payable in money other than that stated in such Notes;

                           (6) make any change in Section 6.4 or 6.7 hereof or in this Section 9.2;

                           (7) waive a purchase payment with respect to any Note of such issue;

                           (8) make any change adversely affecting the contractual ranking of the Obligations with respect to such issue; or

                           (9) make any change in the foregoing amendments, supplement or waiver provisions.

                  A meeting of Holders may be called at any time and from time to time by the Company or the Trustee for the purpose of taking or consenting to any action authorized or contemplated to be taken hereunder by the Holders, notice of such meeting to be provided in the manner set forth herein. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders.

Section 9.3. Compliance with Trust Indenture Act.

                  If, at the time of an amendment or supplement to this Indenture or the Notes, this Indenture shall be qualified under the TIA, every amendment or supplement to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4. Revocation and Effect of Consents.

                  Until a supplemental indenture, an amendment or waiver becomes effective, a consent to it by a Holder of a Note of either issue is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note of such issue that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. A supplemental indenture, amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Company may fix a record date for determining which Holders must consent to such supplemental indenture, amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.5, or (ii) such other date as the Company shall designate.

Section 9.5. Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about a supplemental indenture, amendment or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the supplement, amendment or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such supplement, amendment or waiver.

Section 9.6. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, and that it is valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors of the Company approves it.

                                   ARTICLE 10
                      COLLATERAL AND SECURITY AND GUARANTY

Section 10.1. Collateral Documents.

                  The due and punctual payment of the principal and premium, if any, of, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at stated maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other Obligations, shall be secured as provided in the Security Documents.

                  The Company shall, and shall cause each of its Restricted Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed. The Company shall, and shall cause each of its Restricted Subsidiaries to, take, upon request of the Trustee or the Collateral Agent, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations, valid and enforceable, perfected (except as expressly provided herein or therein), Liens in and on all the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons, and subject to no other Liens, other than as provided herein and therein.

                  Each Holder of a Note, by its acceptance thereof, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral and indemnification of the Collateral Agent) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs (i) the Collateral Agent, with respect to each of the Security Documents to which it is a party and the Intercreditor Agreement, and (ii) the Trustee, with respect to the Intercreditor Agreement, to perform their respective obligations and exercise their respective rights thereunder in accordance therewith; provided, however, that upon qualification of this Indenture with the TIA, if any provision of the Intercreditor Agreement limits, qualifies or conflicts with the duties imposed by the provisions of the TIA, the TIA shall control.

                  The assets constituting "Collateral" on the Issue Date served as collateral for the Company's credit facility as in effect immediately prior to the Issue Date (the "Old Credit Facility"), and the lending institutions thereunder amended the documents creating their Liens to also secure the Notes in connection with the substitution, modification, refunding and replacement of the Indebtedness outstanding under the Old Credit Facility contemplated by the offering of the Notes, the Term Loan Credit Facility and the New Credit Facility.

Section 10.2. Opinions.

                  To the extent required by the TIA, the Company shall furnish to the Trustee within three months after each anniversary of the Closing Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of this Indenture and the Security Documents, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens intended to be created by the Security Documents and reciting the details of such action or (ii) in the opinion of such Counsel, no such action is necessary to maintain such Liens, which Opinion of Counsel also shall state what actions it then believes are necessary to maintain the effectiveness of such Liens during the next two years.

Section 10.3. Release and Substitution of Collateral.

                  Collateral shall be released or substituted in accordance with the Intercreditor Agreement.

Section 10.4. [Intentionally Omitted.]

Section 10.5. [Intentionally Omitted.]

Section 10.6. Authorization of Actions to be Taken by the Trustee Under the
              Security Documents.

                  Subject to the provisions of the Security Documents to which it is a party and the Intercreditor Agreement, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Security Documents and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder. The Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.7. Authorization of Receipt of Funds by the Trustee Under the
              Security Documents.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Security Documents to which it is a party.

Section 10.8. Release Upon Termination of the Company's Obligations.

                  (a) If the Company delivers to the Trustee (i) an Officers' Certificate certifying that this Indenture has been discharged pursuant to
Section 8.1 hereof or (ii) an Officers' Certificate pursuant to clause (vii) of
Section 8.4 hereof, thereupon the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Holders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of itself and the Holders.

                  (b) Any release of Collateral made in compliance with this
Section 10.7 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents.

Section 10.9. Guaranty.

                  For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to Section 10.10 hereof, each Guarantor, jointly and severally, hereby unconditionally guarantees (such guarantees being collectively called, the "Guaranty") to each Holder, the Trustee and the Collateral Agent, irrespective of the validity or enforceability of this Indenture, the Notes, the Security Documents or the Obligations hereunder or thereunder: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in clause (8) or (9) of Section 6.1 hereof), whether at stated maturity or on an interest payment date, by acceleration, call for redemption or otherwise; (ii) the due and punctual payment of interest on the overdue principal and premium, if any, of, and interest on, the Notes, if lawful; (iii) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth herein and in the Notes and the Security Documents; and (iv) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  Failing payment when due by the Company, subject to any applicable grace period, of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  Each Guarantor hereby agrees that (i) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Security Documents or the Obligations hereunder or thereunder, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any releases of Collateral, any amendment of this Indenture, the Notes or Security Documents, any delays in obtaining or realizing upon or failures to obtain or realize upon Collateral, the recovery of any judgment against the Company or any of its Subsidiaries, any action to enforce the same, or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guaranty will not be discharged except by complete performance of the Obligations.

                  Each Guarantor hereby agrees that it shall not be entitled to and irrevocably waives (i) diligence, presentment, demand of payment, filing of claim with a court in the event of insolvency or bankruptcy of the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under the Notes, any right to require a proceeding first against the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, the Notes or the Security Documents, protest, notice and all demands whatsoever, (ii) any right of subrogation, reimbursement, exoneration, contribution or indemnification in respect of any Obligations guaranteed hereby and (iii) any claim or other rights that it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence or performance of its Obligations under this Guaranty, including, without limitation, any right to participate in any claim or remedy of a Holder against the Company or any of its Subsidiaries or any Collateral that a Holder now has or hereafter acquires, whether or not such claim, remedy or right arises, in equity or under contract, statute or common law, by any payment made hereunder or otherwise, and including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property, by setoff or in any other manner, payment or security on account of such claim or other rights.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, the Notes or the Security Documents, trustee, liquidator, or other similar official, any amount paid by the Company, any Guarantor, any other Subsidiary of the Company or any other obligor under this Indenture, the Notes or the Security Documents to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Section
6.2 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those Obligations as provided in Section 6.2, those Obligations (whether or not due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Guaranty.

Section 10.10. Execution and Delivery of Guaranty.

                  To evidence the Guaranty set forth in Section 10.8 each Guarantor hereby agrees that a notation of such Guaranty substantially as set forth on Exhibit C hereto may be endorsed on each Note authenticated and delivered by the Trustee. Such endorsement shall be executed on behalf of each Guarantor by its Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, Treasurer, Secretary or any Vice President.

                  Each Guarantor hereby agrees that its Guaranty set forth in
Section 10.8 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guaranty.

                  If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Notes on which a Guaranty is endorsed, the Guaranty shall nevertheless be valid.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty on behalf of the Guarantor.

Section 10.11. Limitation on Guarantor's Liability.

                  Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guaranty not constitute a fraudulent transfer or conveyance for purposes of any Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the Obligations of such Guarantor under the Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law.

Section 10.12. Rights under the Guaranty.

                  (a) No payment by any Guarantor pursuant to the provisions hereof shall entitle such Guarantor to any payment out of any Collateral or give rise to any claim of the Guarantors against the Trustee or any Holder.

                  (b) Each Guarantor waives notice of the issuance, sale and purchase of the Notes and notice from the Trustee or the Holders from time to time of any of the Notes of their acceptance and reliance on this Guaranty.

                  (c) No set-off, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature (other than performance by the Guarantors of their obligations hereunder) that any Guarantor may have or assert against the Trustee or any Holder shall be available hereunder to such Guarantor.

                  (d) Each Guarantor shall pay all costs, expenses and fees, including all reasonable attorneys' fees, that may be incurred by the Trustee in enforcing or attempting to enforce the Guaranty or protecting the rights of the Trustee or the Holder, if any, in accordance with this Indenture.

Section 10.13. Primary Obligations.

                  The Obligations of each Guarantor hereunder shall constitute a guaranty of payment and not of collection. Each Guarantor agrees that it is directly liable to each Holder hereunder, that the Obligations of each Guarantor hereunder are independent of the Obligations of the Company or any other Guarantor, and that a separate action may be brought against each Guarantor, whether such action is brought against the Company or any other Guarantor or whether the Company or any other Guarantor is joined in such action. Each Guarantor agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Trustee or the Holders of whatever remedies they may have against the Company or any other Guarantor, or the enforcement of any lien or realization upon any security Trustee may at any time possess. Each Guarantor agrees that any release that may be given by the Trustee or the Holders to the Company or any other Guarantor shall not release such Guarantor.

Section 10.14. Guarantee by Subsidiary.

                  The Company shall cause each domestic Restricted Subsidiary that is formed or acquired after the date hereof or that otherwise becomes a domestic Restricted Subsidiary after the date hereof, in each case concurrently therewith, to (i) become a Guarantor hereunder and execute and deliver to the Trustee a notation of Guaranty substantially in the form of Exhibit C attached hereto and a supplemental indenture substantially in the form of Exhibit D attached hereto pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's Obligations as set forth in
Section 10.8 of this Indenture; and (ii) execute a Security Agreement (substantially in the form of the Security Agreement entered into on the Closing
Date) and other Security Documents necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, subject only to Liens permitted under Section 4.12; and (iii) cause such Restricted Subsidiary to deliver to the Trustee an Opinion of Counsel, in form reasonably satisfactory to the Trustee, that (i) such Security Agreement, supplemental indenture and notation of Guaranty have been duly authorized, executed and delivered by such Restricted Subsidiary, (ii) such Security Agreement, this Indenture and such Guaranty constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions for bankruptcy, fraudulent transfer and equitable principles and (iii) to such further effect as required by Section 9.6 hereof.

Section 10.15. Guarantors May Consolidate, Etc., on Certain Terms.

                  (a) Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture shall prohibit a merger between a Guarantor and another Guarantor or a merger between a Guarantor and the Company.

                  (b) No Guarantor shall consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless, (i) subject to the provisions of Section 10.15 hereof, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the Obligations of such Guarantor pursuant to a supplemental indenture, substantially in the form of Exhibit D hereto; (ii) immediately before and after giving effect to such transaction, no Default or Event of Default exists; (iii) the Company would have Consolidated Net Worth (immediately after giving effect to such transaction but prior to any purchase accounting adjustments resulting from the transaction), equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction; and (iv) the Company, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the first paragraph of Section 4.9 hereof.

                  (c) The Company shall deliver to the Trustee prior to the consummation of any proposed transaction an Officers' Certificate to the foregoing effect, an Opinion of Counsel, stating all conditions precedent to the proposed transaction provided for in this Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to the Trustee stating that the proposed transaction complies with clause (iv) of subsection (b) above.

                  (d) In the case of any such consolidation or merger and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee in substantially the form of Exhibit D hereto, of the Obligations of the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor.

Section 10.16. Release of Guarantors.

                  In the event of a sale or other disposition (other than to the Company or any of its Restricted Subsidiaries) of all of the Capital Stock of any Guarantor, by way of merger, consolidation or otherwise, then such Guarantor shall be released and relieved of all its Obligations; provided, however, that
(i) in the event such transaction constitutes an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of Section 4.10 hereof and (ii) the Company is in compliance with all other provisions of this Indenture applicable to such disposition. Further, in the event that the Company designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor shall be release and relieved of any obligations under its Guaranty; provided, however, that such designation is conducted in accordance with this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guaranty. Any Guarantor not released from its obligations under its Guaranty shall remain liable for the full amount of principal of and premium, if any, and interest on the Notes and for the other Obligations of such Guarantor under this Indenture as provided in this Article 10.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 11.2. Notices.

                  Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing (in the English language) and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' addresses:

                  If to the Company or the Guarantors:

                  Piccadilly Cafeterias, Inc.
                  3232 Sherwood Forest Blvd.
                  Baton Rouge, Louisiana 70816
                  Attention:  Mark L. Mestayer
                  Telecopier No.:  (225) 296-8332

                  If to the Trustee:

                  The Bank of New York
                  101 Barclay Street, 21W
                  New York, New York 10286
                  Attention:  Corporate Trust Administration
                  Telecopier No.:  (212) 815-5915

                  The Company, any of the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon receipt, if deposited in the mail, postage prepaid; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. All notices and communications to the Trustee shall be deemed to have been duly given only if actually received by the Trustee.

                  Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, to his address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313 (c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.3. Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

Section 11.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided, that with respect to matters of fact, an Opinion of Counsel may rely upon an Officers' Certificate or a certificate of a public official.

Section 11.6. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7. Legal Holidays.

                  If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8. No Recourse Against Others.

                  No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture or a Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes and the Guarantees. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

Section 11.9. Governing Law.

                  THIS INDENTURE, THE GUARANTY AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE COMPANY AND THE GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS DESIGNATED PURSUANT TO SECTION 11.2 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

Section 11.10. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.11. Successors.

                  All agreements of the Company and any Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.12. Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.13. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14. Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15.    Intercreditor Agreement

                  This Indenture is subject to the limitations, terms and conditions set forth in that certain Intercreditor and Collateral Agency Agreement date of even date herewith among the Company, the Lenders, Hibernia National Bank, as Administrative Agent for the Lenders and as Collateral Agent and the Trustee, as the same may be amended, modified, supplemented or replaced from time to time. Each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Trustee to enter into the Intercreditor Agreement on its behalf.

                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

                                    PICCADILLY CAFETERIAS, INC.



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    THE BANK OF NEW YORK, as Trustee



                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT A-1

                          (Face of Senior Secured Note)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE

---------

(1) This paragraph should be included only if the Senior Secured Note is issued in global form.


                                     A-1-1

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

THE INDENTURE IS SUBJECT TO THE LIMITATIONS, TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT DATE OF EVEN DATE HEREWITH AMONG THE COMPANY, THE LENDERS, HIBERNIA NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE LENDERS AND AS COLLATERAL AGENT AND THE TRUSTEE, AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME. EACH HOLDER OF A SENIOR SECURED NOTE, BY ITS ACCEPTANCE THEREOF, IS DEEMED TO HAVE AUTHORIZED AND INSTRUCTED THE TRUSTEE TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF.

                           PICCADILLY CAFETERIAS, INC.
                    [SERIES A] [SERIES B] SENIOR SECURED NOTE
                                    DUE 2007

No.                                                           $
   ------------                                                -----------------
CUSIP NO. [719567-AC-3](3)
CUSIP NO. [719567-AD-1](4)

----------

(2) This paragraph should be removed upon the exchange of Series A Senior Secured Notes for Series B Senior Secured Notes for Series B Senior Secured Notes in an Exchange Offer or upon the transfer of the Series A Senior Secured Notes that have been sold pursuant to the terms of the shelf registration contemplated by a Registration Rights Agreement.

(3) This should be included only if the Senior Secured Note is issued to a Qualified Institutional Buyer.

(4) This should be included only if the Senior Secured Note is issued to an Institutional Accredited Investor.


                                     A-1-2

                  Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), as obligor, for value received promises to pay to _________________ or registered assigns, the principal sum of ________________ Dollars [, or such greater or less amount as may be endorsed on the Schedule of Exchange of Notes attached hereto,](5) on November 1, 2007.

                  Interest Payment Dates: May 1 and November 1.

                  Record Dates: April 15 and October 15 (whether or not a Business Day).

                  Reference is hereby made to the further provisions of this Senior Secured Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Senior Secured Note to be signed manually or by facsimile by its duly authorized officer.

                                                  PICCADILLY CAFETERIAS, INC.



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                  Title:

Trustee's Certificate of Authentication:

This is one of the Senior Secured Notes referred to in the within-mentioned Indenture:

The Bank of New York, as Trustee

By:
   -------------------------------
   Authorized Signatory


Dated:
      -----------------






----------

(5) This should be included only if the Senior Secured Note is issued in global form.


                                     A-1-3

                          (Back of Senior Secured Note)

                    [SERIES A] [SERIES B] SENIOR SECURED NOTE
                                    DUE 2007

                  1. Interest. Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Senior Secured Note at the rate and in the manner specified below.

                  The Senior Secured Notes will bear interest from December 21, 2000. The interest rate borne by this Senior Secured Note will initially be 12.0% per annum. Beginning November 1, 2001, the annual interest rate will be
12.0 % per annum, plus an amount equal to .50% per annum for every $1.0 million of Consolidated EBITDA of the Company and its Restricted Subsidiaries (calculated for the preceding fiscal year) in excess of $27.0 million; provided that (i) in no event shall the annual interest rate borne by the Senior Secured Notes increase by more than 1.50% per annum during any 12-month period in excess of the rate borne by the Senior Secured Notes during the preceding 12-month period; (ii) in no event shall annual rate of interest borne by the Senior Secured Notes be in excess of 16.5% per annum; and (iii) only whole multiples of $1.0 million will be computed for this calculation.

                  In connection with the delivery of the financial statements required by Section 4.3(a) of the Indenture for the preceding fiscal year, so long as any Senior Secured Notes are outstanding, the Company will prepare and deliver to the Trustee a certificate certifying (A) the calculation of Consolidated EBITDA for the preceding fiscal year, (B) the amount of Consolidated EBITDA in excess of $27.0 million, and (C) the interest rate to be borne on the Senior Secured Notes for the next 12-month period commencing on the November 1 following delivery of such certificate. If, on or before October 31 of each year the Company has not delivered the forgoing certificate, then the Trustee may calculate the amount of such interest rate if directed to do so by Holders of more than 25% of the outstanding principal amount of the Senior Secured Notes and such amount shall be effective as of such November 1. If the Company fails to timely provide the financial statements required for purposes of this calculation or if the Trustee is unable to calculate such amount after a request from the requisite Holders of the Senior Secured Notes, then the interest rate borne on the Senior Secured Notes will be increased by amount about equal to 1.50% per annum for the 12-month period in question, subject to the limitation provided in clause (ii) of the preceding paragraph.

                  The interest rate on this Senior Secured Note is subject to increase in the circumstances set forth in the Registration Rights Agreement referred to below. The Company shall pay interest semi-annually on May 1 and November 1 of each year, and on the maturity date, commencing on May 1, 2001, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date").

                  Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, that if there is no existing Default or Event of Default in the payment of interest, and if this Senior Secured Note is authenticated between a record date referred to on the face hereof and the next succeeding


                                     A-1-4

Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Senior Secured Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Senior Secured Notes (except defaulted interest) to the Persons who are registered Holders of Senior Secured Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Senior Secured Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Senior Secured Note to a Paying Agent to collect principal payments. The Senior Secured Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Senior Secured Notes and all other Senior Secured Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent prior to the applicable Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Senior Secured Notes under an Indenture dated as of December 21, 2000 (the "Indenture") among the Company, the Guarantors party thereto and the Trustee. The terms of the Senior Secured Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Senior Secured Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Secured Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Senior Secured Notes are limited to $71,000,000 in aggregate outstanding principal amount in the case of Senior Secured Notes issued on the Closing Date, plus up to $4,500,000 in additional aggregate principal amount that may be issued upon exchange of the Company's Term B Notes issued under the Indenture pursuant to paragraph 7 of the Term B Notes.

                  The Obligations under the Indenture, the Senior Secured Notes and the Guaranty thereof are secured by the Collateral described in the Security Documents, subject to the


                                     A-1-5
provisions of such agreement. Holders are referred to the Security Agreement for a statement of such terms.

                  5. Optional Redemption. The Senior Secured Notes are not redeemable at the Company's option prior to November 1, 2002. Thereafter, the Senior Secured Notes will be subject to redemption at the option of the Company, in whole or in part, upon prior notice to the Holders of at least 30 days but not more than 60 days, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year                                                          Percentage
----                                                          ----------
2002....................................................        104.0%
2003....................................................        103.0%
2004....................................................        102.0%
2005....................................................        101.0%
2006 and thereafter.....................................        100.0%

                  6. Mandatory Redemption. There shall be no mandatory redemption of the Senior Secured Notes; provided, however, Holders may require the Company to purchase their Senior Secured Notes in the event of a Change of Control or from the process of certain Asset Sales or in the event the Company has Excess Cash Flow, in each case at the respective purchase prices and subject to the conditions set forth in the Indenture.

                  7. Denominations, Transfer, Exchange. The Senior Secured Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Secured Notes may be registered and Senior Secured Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Senior Secured Note or portion of a Senior Secured Note selected for redemption or (ii) of any Senior Secured Notes for a period of 15 days before a selection of Senior Secured Notes to be redeemed.

                  8. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Senior Secured Note, the registered Holder of a Senior Secured Note may be treated as its owner for all purposes.

                  9. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Senior Secured Notes, the Intercreditor Agreement and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Secured Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Secured Notes) and of each other issue of Notes affected thereby, and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Secured Notes (including consents


                                     A-1-6
obtained in connection with a tender offer or exchange offer for Senior Secured Notes). Without the consent of any Holders, the Indenture, the Senior Secured Notes, the Intercreditor Agreement and the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Senior Secured Notes in addition to or in place of certificated Senior Secured Notes, to make any change that would provide any additional rights or benefits to the Holders of the Senior Secured Notes, or that does not materially adversely affect the legal rights under the Indenture of any Holder, to add any Guarantor or to release any Guarantee of the Senior Secured Notes permitted to be released under the terms of the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                  10. Defaults and Remedies. If an Event of Default occurs and is continuing with respect to the Senior Secured Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Senior Secured Notes may declare by written notice to the Company and the Trustee all the Senior Secured Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Secured Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Senior Secured Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Senior Secured Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Senior Secured Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

                  11. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  12. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Senior Secured Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Senior Secured Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Secured Notes and the Guaranty. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

                  13. Authentication. This Senior Secured Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  14. Abbreviations. Customary abbreviations may he used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


                                     A-1-7

                  15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Secured Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Secured Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  16. Additional Rights of Holders of Restricted Securities. In addition to the rights provided to Holders of Senior Secured Notes under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of even date with the Indenture, between the Company and the Initial Purchaser named on the signature page thereof (the "Registration Rights Agreement").

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Piccadilly Cafeterias, Inc., 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana 70816, Attention: Chief Financial Officer.

THIS SENIOR SECURED NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.





                                     A-1-8

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

-------------------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:
     -----------------

                            Your Signature:
                                           --------------------------------
                                   (Sign exactly as your name appears
                                   on the face of this Note)


Signature Guarantee*


---------------------

*        NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


                  (1) The Securities Transfer Agent Medallion Program (STAMP);
                  (2) The New York Stock Exchange Medallion Program (MSP);
                  (3) The Stock Exchange Medallion Program (SEMP).



                                     A-1-9

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have all or any part of this Senior Secured Note purchased by the Company pursuant to Section 4.10, Section 4.14, or Section
4.23 of the Indenture, as the case may be, check the applicable box below and state the amount you elect to have purchased (if all, write "ALL"):
$_________________

[ ]   Section 4.10 (Excess Proceeds Offer)
[ ]   Section 4.14 (Change of Control Offer)
[ ]   Section 4.23 (Excess Cash Flow Offer)


Date:
     ----------------

                         Your Signature:
                                        ---------------------------------
                                 (Sign exactly as your name appears
                                 on the face of this Note)


Signature Guarantee*


---------------------

*        NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1)   The Securities Transfer Agent Medallion Program (STAMP);
                  (2)   The New York Stock Exchange Medallion Program (MSP);
                  (3)   The Stock Exchange Medallion Program (SEMP).





                                     A-1-10

                        SCHEDULE OF EXCHANGES OF NOTES(6)


                  The following exchanges of a part of this Global Note for other Senior Secured Notes have been made:


                                                                         PRINCIPAL AMOUNT OF THIS
                    AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN     GLOBAL NOTE FOLLOWING
                    PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THIS  SUCH DECREASE (OR IN-     SIGNATURE OF AUTHORIZED
DATE OF EXCHANGE    GLOBAL NOTE                GLOBAL NOTE               CREASE                    SIGNATORY OF TRUSTEE
----------------    ------------------------   ------------------------  ------------------------  -----------------------





----------

(6) This should be included only if the Senior Secured Note is issued in global form.




                                     A-1-11

                                                                     EXHIBIT A-2

                              (Face of Term B Note)

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS NOTE BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO THE HOLDERS UPON REQUEST TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY, AT (225) 293-9440.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.(1)

[THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) AS PERMITTING RESALES BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES

----------

(1) This paragraph should be included only if the Term B Note is issued in global form.


                                      A-2-1

ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO FOREIGN PERSONS THAT OCCUR IN OFFSHORE TRANSACTIONS AND WITHOUT DIRECTED SELLING EFFORTS WITHIN THE MEANINGS OF SUCH TERMS AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS PURCHASING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR" FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE](2)

THE INDENTURE IS SUBJECT TO THE LIMITATIONS, TERMS AND CONDITIONS SET FORTH IN THAT CERTAIN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT DATE OF EVEN DATE HEREWITH AMONG THE COMPANY, THE LENDERS, HIBERNIA NATIONAL BANK, AS ADMINISTRATIVE AGENT FOR THE LENDERS AND AS COLLATERAL AGENT AND THE TRUSTEE, AS THE SAME MAY BE AMENDED, MODIFIED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME. EACH HOLDER OF A TERM B NOTE, BY ITS ACCEPTANCE THEREOF, IS DEEMED TO HAVE AUTHORIZED AND INSTRUCTED THE TRUSTEE TO ENTER INTO THE INTERCREDITOR AGREEMENT ON ITS BEHALF.

----------

(2) This paragraph should be removed upon the exchange of Series A Term B Notes for Series B Term B Notes in an Exchange Offer or upon the transfer of the Series A Term B Notes that have been sold pursuant to the terms of the shelf registration contemplated by a Registration Rights Agreement.


                                      A-2-2

                           PICCADILLY CAFETERIAS, INC.
                        [SERIES A] [SERIES B] TERM B NOTE
                                    DUE 2007

No.                                                         $
   -----------------------                                   -------------------
CUSIP NO.         [719567-AH-2](3)
                  [719567-AJ-8](4)

                  Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), as obligor, for value received promises to pay to _________________ or registered assigns, the principal sum of ________________ Dollars [, or such greater or less amount as may be endorsed on the Schedule of Exchange of Notes attached hereto,]5 on November 1, 2007.

                  Interest Payment Dates: February 1, May 1, August 1 and November 1.

                  Record Dates: January 15, April 15, July 15 and October 15 (whether or not a Business Day).

                  Reference is hereby made to the further provisions of this Term B Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Term B Note to be signed manually or by facsimile by its duly authorized officer.

                                     PICCADILLY CAFETERIAS, INC.



                                     By:
                                        ----------------------------------------
                                     Name:
                                     Title:


Trustee's Certificate of Authentication:

This is one of the Term B Notes referred to in the within-mentioned Indenture:

The Bank of New York, as Trustee

By:
   --------------------------------
   Authorized Signatory


Dated:
      -----------------

----------

(3) This should be included only if the Term B Note is issued to a Qualified Institutional Buyer.

(4) This should be included only if the Term B Note is issued to an Institutional Accredited Investor.

(5) This should be included only if the Term B Note is issued in global form.



                                     A-2-3

                              (Back of Term B Note)

                        [SERIES A] [SERIES B] TERM B NOTE
                                    DUE 2007

                  1. Interest. Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), as obligor, promises to pay interest on the principal amount of this Term B Note at the rate and in the manner specified below.

                  The Term B Notes will bear interest at a floating rate determined in the manner provided below. Interest will be payable quarterly on each Interest Payment Date commencing February 1, 2001, to Holders in whose name the Term B Notes are registered at the close of business on the record date for such Interest Payment Date.

                  The per annum interest rate on the Term B Notes (the "Floating Interest Rate") in effect for each day of an Interest Period (as defined below) will be equal to the Three-Month LIBOR Rate (as defined below) plus 450 basis points (4.5%). The Floating Interest Rate for each Interest Period will be set on the 1st day of the months of February, May, August and November of each year, commencing February 1, 2001 (each such date, an "Interest Reset Date") and, in the case of the Interest Period from December 21, 2000 to February 1, 2001, at the Three-Month LIBOR Rate determined at December 19, 2000, until the principal of the Term B Notes is paid or made available for payment (the "Principal Payment Date"). If any Interest Reset Date and Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Reset Date and Interest Payment Date shall be the next succeeding Business Day.

                  "Interest Period" shall mean the period from and including an Interest Reset Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Principal Payment Date, as the case may be, to but not including the Principal Payment Date. If the Principal Payment Date is not a Business Day, then the principal amount of the Term B Notes plus accrued and unpaid interest thereon shall be paid on the next succeeding Business Day and no interest shall accrue for the Principal Payment Date or any day thereafter.

                  The "Three-Month LIBOR Rate" shall mean the rate determined in accordance with the following provisions:

                           (i) On the second Business Day preceding each Interest Reset Date or, in the case of the initial interest period, December 19, 2000 (each such date, an "Interest Determination Date"), The Bank of New York (it and each other Person so appointed by the Company, the "Calculation Agent") will determine the Three-Month LIBOR Rate which shall be the rate for deposits in the London interbank market in Dollars having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date which appears on the Telerate Page 3750 as of 11:00 a.m., New York City time, on such Interest Determination Date. "Telerate Page 3750" means the display on Page 3750 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying London interbank offered rates of major banks for Dollar deposits). If the Three-Month LIBOR Rate on


                                     A-2-4
         such Interest Determination Date does not appear on the Telerate Page 3750, such Three-Month LIBOR Rate will be determined as described in
         (ii) below.

                           (ii) With respect to an Interest Determination Date for which the Three-Month LIBOR Rate does not appear on the Telerate Page 3750 as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in Dollars having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date to prime banks in the London interbank market at approximately 11:00 a.m., New York City time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in that market at such time. If at least two quotations are provided, the Three-Month LIBOR Rate on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of such quotations. If fewer than two quotations are provided, the Three-Month LIBOR Rate determined on such Interest Determination Date will be the arithmetic mean (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point, with 5 or more one-millionths of one percentage point rounded upwards) of the rates quoted at approximately 11:00 a.m., New York City time, on such Interest Determination Date for loans in Dollars to leading European banks, having a three-month maturity commencing on the second Business Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in that market at such time by three major banks in The City of New York, selected by the Calculation Agent. However, if the banks so selected by the Calculation Agent are not quoting as aforesaid, the Three-Month LIBOR Rate with respect to such Interest Determination Date will be the Three-Month LIBOR Rate in effect on such Interest Determination Date.

                  The amount of interest for each day that a Term B Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of such Term B Note. The amount of interest to be paid on such Term B Note for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.

                  The Floating Interest Rate, as increased in the circumstances set forth in the Registration Rights Agreement discussed below, will in no event be higher than the maximum rate permitted by the law of the State of New York, or, if higher, the law of the United States of America.

                  The Floating Interest Rate and amount of interest to be paid on the Term B Notes for each Interest Period will be determined by the Calculation Agent. All calculations made by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Company and Holders of the Term B Notes. So long as the Three-Month LIBOR Rate is required to be determined with respect to the Term B Notes, there will at all times be a Calculation Agent. In the event that any then acting Calculation Agent shall be unable or unwilling to act, or that such Calculation Agent shall fail duly to establish the Three-Month


                                     A-2-5

LIBOR Rate for any Interest Period, or that the Company proposes to remove such Calculation Agent, the Company shall appoint another Person which is a bank, trust company, investment banking firm or other financial institution to act as the Calculation Agent.

                  The interest rate on this Term B Note is subject to increase in the circumstances set forth in the Registration Rights Agreement referred to below.

                  Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided, that if there is no existing Default or Event of Default in the payment of interest, and if this Term B Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of Term B Notes, in which case interest shall accrue from the date of authentication. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

                  2. Method of Payment. The Company shall pay interest on the Term B Notes (except defaulted interest) to the Persons who are registered Holders of Term B Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Term B Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder must surrender this Term B Note to a Paying Agent to collect principal payments. The Term B Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and premium, if any, on all Global Term B Notes and all other Term B Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent prior to the applicable Record Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. Paying Agent and Registrar. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to certain exceptions, the Company or any of its Subsidiaries may act in any such capacity.

                  4. Indenture. The Company issued the Term B Notes under an Indenture dated as of December 21, 2000 (the "Indenture") among the Company, the Guarantors party thereto and the Trustee. The terms of the Term B Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA") (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA and thereafter as in effect on the date the Indenture is so qualified. The Term B Notes are subject to all such terms, and Holders are referred to the


                                     A-2-6

Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Term B Notes. Terms not otherwise defined herein shall have the meanings assigned in the Indenture. The Term B Notes are limited to $4,500,000 in aggregate outstanding principal amount in the case of Term B Notes issued on the Closing Date.

                  The Obligations under the Indenture, the Term B Notes and the Guaranty thereof are secured by the Collateral described in the Security Documents, subject to the provisions of such agreement. Holders are referred to the Security Agreement for a statement of such terms.

                  5. Optional Redemption. The Term B Notes are redeemable at the option of the Company, at any time, in whole or in part, upon prior notice to the Holders of at least 30 days but not more than 60 days, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the relevant period indicated below:

For the Period                                                Percentage
--------------                                                ----------
On or before November 1, 2001...........................        103.0%
On or before November 1, 2002...........................        102.0%
On or before November 1, 2003...........................        101.0%
November 2, 2003 and thereafter.........................        100.0%

                  If the Company elects to redeem all of the Term B Notes, on the date of redemption it must also prepay all of the Indebtedness outstanding under the Term Loan Credit Facility. If less than all of the Term B Notes are to redeemed, a pro rata portion of the Indebtedness outstanding under the Term Loan Credit Facility must also be prepaid.

                  6. Mandatory Redemption. There shall be no mandatory redemption of the Term B Notes; provided, however, Holders may require the Company to purchase their Term B Notes in the event of a Change of Control or from the process of certain Asset Sales or in the event the Company has Excess Cash Flow or Additional Excess Cash Flow, in each case at the respective purchase prices and subject to the conditions set forth in the Indenture.

                  7. Exchange Rights. Holders of Term B Notes may exchange their Notes for Senior Secured Notes of an equal aggregate principal amount. Holders may exchange Term B Notes only in denominations of $1,000 and whole multiples of $1,000.

                  A Holder of Term B Notes may exercise its exchange rights on any interest payment date for the Senior Secured Notes at or prior to May 1, 2007, upon delivery of notice to the Trustee in the form attached hereto at least 15 days prior to such interest payment date, provided that no Term B Note may be exchanged during any period commencing on the date on which the Company has given the Holders a notice of optional redemption for all or any part of the Term B Notes and ending on the redemption date set forth in such notice of redemption. To exchange a Term B Note, the Holder thereof must surrender its Term B Note to the Trustee and a new Senior Secured Note and/or Term B Note will be issued by the Company and authenticated by the Trustee in the respective principal amounts outstanding after giving effect to such


                                     A-2-7
exchange. From and after the date of exchange, the Senior Secured Note issued in exchange will accrue interest at the rate set forth in such Notes from the date of exchange.

                  Holders electing to exchange their Term B Notes will not be required to pay any taxes or other governmental charges relating to the issuance or delivery of Senior Secured Notes, but they will be required to pay any tax or other governmental charge that may be payable relating to any transfer involved in the issuance or delivery of the Senior Secured Notes in a name other than the exchanging Holder.

                  8. Denominations, Transfer, Exchange. The Term B Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Term B Notes may be registered and Term B Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar and the Company need not exchange or register the transfer (i) of any Term B Note or portion of a Term B Note selected for redemption or (ii) of any Term B Notes for a period of 15 days before a selection of Term B Notes to be redeemed.

                  9. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Term B Note, the registered Holder of a Term B Note may be treated as its owner for all purposes.

                  10. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Term B Notes, the Intercreditor Agreement and the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Term B Notes (including consents obtained in connection with a tender offer or exchange offer for Term B Notes) and of each other issue of Notes affected thereby, and any existing Default or Event of Default (except certain payment defaults) may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Term B Notes (including consents obtained in connection with a tender offer or exchange offer for Term B Notes). Without the consent of any Holders, the Indenture, the Term B Notes, the Intercreditor Agreement and the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for assumption of the Company's obligations to the Holders in the case of a merger or consolidation, to provide for uncertificated Term B Notes in addition to or in place of certificated Term B Notes, to make any change that would provide any additional rights or benefits to the Holders of the Term B Notes, or that does not materially adversely affect the legal rights under the Indenture of any Holder, to add any Guarantor or to release any Guarantee of the Term B Notes permitted to be released under the terms of the Indenture or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA.

                  11. Defaults and Remedies. If an Event of Default occurs and is continuing with request to the Term B Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Term B Notes may declare by written notice to the Company and the Trustee all the Term B Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all


                                     A-2-8
outstanding Term B Notes become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Term B Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Term B Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Term B Notes may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

                  12. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

                  13. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or controlling person of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Term B Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Term B Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Term B Notes and the Guaranty. Notwithstanding the foregoing, nothing in this provision shall be construed as a waiver or release of any claims under the Federal securities laws.

                  14. Authentication. This Term B Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  15. Abbreviations. Customary abbreviations may he used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Term B Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Term B Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  17. Additional Rights of Holders of Restricted Securities. In addition to the rights provided to Holders of Term B Notes under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of even date with the Indenture, between the Company and the Initial Purchaser named on the signature page thereof (the "Registration Rights Agreement").

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to: Piccadilly Cafeterias, Inc., 3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana 70816, Attention: Chief Financial Officer.


                                     A-2-9

THIS TERM B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

                                 ASSIGNMENT FORM

         To assign this Term B Note, fill in the form below: (I) or (we) assign and transfer this Term B Note to

-------------------------------------------------------------------------------
         (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ----------------------------------
agent to transfer this Term B Note on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------


Date:
     ------------------------


                          Your Signature:
                                         --------------------------------
                                  (Sign exactly as your name appears
                                  on the face of this Note)


Signature Guarantee*


---------------------

*       NOTICE:   The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:

                  (1)   The Securities Transfer Agent Medallion Program (STAMP);
                  (2)   The New York Stock Exchange Medallion Program (MSP);
                  (3)   The Stock Exchange Medallion Program (SEMP).





                                     A-2-10

                 OPTION OF HOLDER TO ELECT PURCHASE OR EXCHANGE

         If you want to elect to have all or any part of this Term B Note purchased by the Company pursuant to Section 4.10, Section 4.14, Section 4.23 or
Section 4.24 of the Indenture, as the case may be, or exchanged pursuant to paragraph 7 of this Term B Note, check the applicable box below and state the amount you elect to have purchased or exchanged (if all, write "ALL"):
$_________________

Purchase pursuant to       [ ]  Section 4.10 (Excess Proceeds Offer)
                           [ ]  Section 4.14 (Change of Control Offer)
                           [ ]  Section 4.23 (Excess Cash Flow Offer)
                           [ ]  Section 4.24 (Additional Excess Cash Flow Offer)

Exchange pursuant to       [ ]  Paragraph 7 of this Term B Note

Date:
     ------------------


                          Your Signature:
                                         --------------------------------
                                  (Sign exactly as your name appears
                                  on the face of this Note)


Signature Guarantee*


---------------------

*        NOTICE:  The signature must be guaranteed by an institution which is a member of one of the following recognized signature guarantee programs:


                  (1)   The Securities Transfer Agent Medallion Program (STAMP);
                  (2)   The New York Stock Exchange Medallion Program (MSP);
                  (3)   The Stock Exchange Medallion Program (SEMP).






                                     A-2-11

                       SCHEDULE OF EXCHANGES OF NOTES(7)


The following exchanges of a part of this Global Note for other Term B Notes have been made:

                                                                         PRINCIPAL AMOUNT OF THIS
                    AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN     GLOBAL NOTE FOLLOWING
                    PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THIS  SUCH DECREASE (OR IN-     SIGNATURE OF AUTHORIZED
DATE OF EXCHANGE    GLOBAL NOTE                GLOBAL NOTE               CREASE                    SIGNATORY OF TRUSTEE
----------------    ------------------------   ------------------------  ------------------------  -----------------------





----------

(7) This should be included only if the Term B Note is issued in global form.



                                     A-2-12

                                                                       EXHIBIT B

    CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF
                                     NOTES

Re: [Series A] [Series B] [Senior Secured] [Term B] Notes due 2007 (the "Notes") of Piccadilly Cafeterias, Inc. (the "Company").

         This Certificate relates to $___________ principal amount of Notes held in * book-entry or definitive form by ________________________ (the "Transferor").

The Transferor, by written order, has requested the Trustee:

[ ] to deliver in exchange for its beneficial interest in a Global Note held by the depository, a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) or vice versa; or

[ ] to exchange or register the transfer of a Note or Notes in definitive, registered form.

[ ] In connection with such request and in respect of each such Note or beneficial interest, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and, the transfer or exchange of each such Note or beneficial interest does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because each such Note or beneficial interest:

[ ]      is being acquired for the Transferor's own account, without transfer;

[ ]      is being transferred to the Company;

[ ]      is being transferred pursuant to an effective registration statement;

[ ] is being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on such Rule 144A;

[ ] is being transferred pursuant to an exemption from registration in accordance with Rule 903 or 904 under the Securities Act;**

[ ] is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," for investment purposes and without a view to any distribution in violation of the Securities Act;*** or

[ ] is being transferred pursuant to another exemption from the registration requirements of the Securities Act
         (explain:
                  ---------------------------------------------------------

         ------------------------------------------------------------------ ).**


                                                    ---------------------------
                                                    [INSERT NAME OF TRANSFEROR]


                                                    By:
                                                       -------------------------
Date:
     ---------------------

         *        Check applicable box.
         ** If this box is checked, this certificate must be accompanied by an opinion of counsel to the effect that such transfer is in compliance with the Securities Act.

         *** If this box is checked, the certificate must be accompanied by an opinion of counsel referred to above and a letter from the transferee to the Company is substantially in the form of Annex A to the Offering Circular of the Company dated December 12, 2000.

                                                                       EXHIBIT C

                          [FORM OF NOTION OF GUARANTY]

                                    GUARANTY

                  For good and valuable consideration received from the Company by the undersigned (hereinafter referred to as the "Guarantors," which term includes any successor or additional Guarantors), the receipt and sufficiency of which is hereby acknowledged, subject to and in accordance with, Sections 10.8 through 10.15 of the Indenture, each Guarantor, jointly and severally, hereby unconditionally guarantees, irrespective of the validity or enforceability of the Indenture, the Notes, the Security Documents or the Obligations, (a) the due and punctual payment of the principal and premium, if any, of and interest on the Notes (including, without limitation, interest after the filing of a petition initiating any proceedings referred to in Sections 6.1(8) or (9) of the Indenture), whether at maturity or on an interest payment date, by acceleration, call for redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal and premium, if any, of and interest, if any, on the Notes, if lawful, (c) the due and punctual payment and performance of all other Obligations, all in accordance with the terms set forth in the Indenture, the Notes and the Security Documents, and (d) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, the due and punctual payment or performance thereof in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  This Guaranty is subject to release as and to the extent provided in Section 10.15 of the Indenture.

                  No director, officer, employee, incorporator, stockholder or controlling person of the Guarantor, as such, shall have any liability under this Guaranty for any obligations of the Guarantor under the Notes, the Indenture or a Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

                                                  [GUARANTORS]


                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                                                       EXHIBIT D


                           PICCADILLY CAFETERIAS, INC.

                                       and

                           the Guarantors party hereto

                                   ----------

                              Series A and Series B

                          Senior Secured Notes due 2007

                                   ----------

                              Series A and Series B

                              Term B Notes due 2007



                                   ----------


                         Form of Supplemental Indenture
                      and Amendment - Subsidiary Guarantee


                         Dated as of ________ ___, ____


                                   ----------



                              The Bank of New York,

                                   as Trustee

                                   ----------

         This SUPPLEMENTAL INDENTURE, dated as of __________ ___, ____, is among Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and The Bank of New York, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture, dated as of December 21, 2000 (the "Indenture"), pursuant to which the Company has originally issued $71,000,000 in principal amount of Senior Secured Notes due 2007 and $4,500,000 in principal amount of the Term B Notes due 2007 (collectively, the "Notes"); and

         WHEREAS, Section 9.1(3) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture in order to execute and deliver a guarantee (a "Guaranty") to comply with Section 10.13 thereof without the consent of the Holders of the Notes; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE 1

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

                                    ARTICLE 2

         From this date, in accordance with Section 10.13 and by executing this Supplemental Indenture and the accompanying notation of Guaranty (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Sections 10.9 through 10.16 thereof.

                                    ARTICLE 3

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

         SECTION 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.



                                           PICCADILLY CAFETERIAS, INC.



                                           By
                                             -----------------------------------
                                             Name:
                                             Title:


                                           GUARANTORS
                                           [              ]
                                            --------------


                                           By
                                             -----------------------------------
                                             Name:
                                             Title:

                                           THE BANK OF NEW YORK, as Trustee



                                           By
                                             -----------------------------------
                                             Name:
                                             Title: